                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           TELE-COMMUNICATIONS, INC.

                           LIBERTY MEDIA CORPORATION,

                          TCI/LIBERTY HOLDING COMPANY

                               TCI MERGERCO, INC.

                                      AND

                             LIBERTY MERGERCO, INC.



                             AS OF JANUARY 27, 1994

                               TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
ARTICLE I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

                                          The Mergers . . . . . . . . . . . . . . . . . .    1
      1.1   The Mergers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
            -----------
      1.2   Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
            --------------
      1.3   Effect of the Mergers . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
            ---------------------
      1.4   Certificate of Incorporation and By-laws of TCI/Liberty . . . . . . . . . . .    2
            -------------------------------------------------------
      1.5   Certificates of Incorporation and By-laws of the Surviving Corporations . . .    3
            -----------------------------------------------------------------------
      1.6   Directors and Officers of the Surviving Corporations  . . . . . . . . . . . .    3
            ----------------------------------------------------
      1.7   Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
            -------
      1.8   Definitions of "Subsidiary" and "affiliate" . . . . . . . . . . . . . . . . .    3
            -------------------------------------------

ARTICLE II  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

                            Conversion and Exchange of Securities;
                       Effect of Mergers on TCI and Liberty Stock Plans . . . . . . . . .    4
      2.1   Conversion of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . .    4
            ------------------------
      2.2   TCI/Liberty Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
            -----------------
      2.3   Transfer Books  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
            --------------
      2.4   Definition of "fair market value" . . . . . . . . . . . . . . . . . . . . . .    7
            ---------------------------------
      2.5   Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
            -----------------
      2.6   Exchange of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
            ------------------
      2.7   Stock Options, SARs and Benefit Plans . . . . . . . . . . . . . . . . . . . .   11
            -------------------------------------

ARTICLE III . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

                                        Certain Actions . . . . . . . . . . . . . . . . .   15
      3.1   TCI Stockholder Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
            -----------------------
      3.2   Liberty Stockholder Meeting . . . . . . . . . . . . . . . . . . . . . . . . .   15
            ---------------------------
      3.3   Proxy Statement and Registration Statement  . . . . . . . . . . . . . . . . .   15
            ------------------------------------------
      3.4   Letters from Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . .   16
            ------------------------
      3.5   Release of Escrowed TCI Common Stock  . . . . . . . . . . . . . . . . . . . .   17
            ------------------------------------
      3.6   Identification of Affiliates  . . . . . . . . . . . . . . . . . . . . . . . .   17
            ----------------------------
      3.7   State Takeover Statutes . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
            -----------------------
      3.8   Possible Restructuring  . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
            ----------------------
      3.9   Reasonable Efforts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
            ------------------
      3.10  Quotation on Nasdaq NMS . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
            -----------------------

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                                                                                          ----
      3.11  Voting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
            ----------------
      3.12  Restrictions on Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . .   19
            ------------------------
      3.13  Directors and Executive Officers of TCI/Liberty at the Effective Time . . . .   20
            ---------------------------------------------------------------------

ARTICLE IV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

                           Representations and Warranties of Liberty  . . . . . . . . . .   20
      4.1   Organization and Qualification  . . . . . . . . . . . . . . . . . . . . . . .   20
            ------------------------------
      4.2   Authorization and Validity of Agreement . . . . . . . . . . . . . . . . . . .   21
            ---------------------------------------
      4.3   Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
            --------------
      4.4   Reports and Financial Statements  . . . . . . . . . . . . . . . . . . . . . .   23
            --------------------------------
      4.5   No Approvals or Notices Required; No Conflict with Instruments  . . . . . . .   23
            --------------------------------------------------------------
      4.6   Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . .   26
            ------------------------------------
      4.7   Registration Statement; Proxy Statement . . . . . . . . . . . . . . . . . . .   26
            ---------------------------------------
      4.8   Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
            -----------------
      4.9   Licenses; Compliance With Regulatory Requirements; Intangible Property  . . .   27
            ----------------------------------------------------------------------
      4.10  Brokers or Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
            ------------------
      4.11  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
            -----------
      4.12  Employee Benefit Plans; ERISA . . . . . . . . . . . . . . . . . . . . . . . .   29
            -----------------------------
      4.13  Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
            ----------------
      4.14  Recommendation of Liberty Board . . . . . . . . . . . . . . . . . . . . . . .   33
            -------------------------------
      4.15  Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
            -------------

ARTICLE V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

                             Representations and Warranties of TCI  . . . . . . . . . . .   33
      5.1   Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
            ------------
      5.2   Authorization and Validity of Agreement . . . . . . . . . . . . . . . . . . .   34
            ---------------------------------------
      5.3   Capitalization of TCI . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
            ---------------------
      5.4   TCI Reports and Financial Statements  . . . . . . . . . . . . . . . . . . . .   36
            ------------------------------------
      5.5   No Approvals or Notices Required; No Conflict with Instruments  . . . . . . .   37
            --------------------------------------------------------------
      5.6   Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . .   38
            ------------------------------------
      5.7   Registration Statement; Proxy Statement . . . . . . . . . . . . . . . . . . .   38
            ---------------------------------------
      5.8   Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
            -----------------
      5.9   Licenses; Compliance with Regulatory Requirements; Intangible Property  . . .   40
            ----------------------------------------------------------------------
      5.10  Brokers or Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
            ------------------
      5.11  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
            -----------
      5.12  Employee Benefit Plans; ERISA . . . . . . . . . . . . . . . . . . . . . . . .   41
            -----------------------------
      5.13  Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
            ----------------

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
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                                                                                          ----
      5.14  Recommendation of TCI Board . . . . . . . . . . . . . . . . . . . . . . . . .   45
            ---------------------------
      5.15  Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
            -------------

ARTICLE VI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

                         Representations and Warranties of TCI/Liberty  . . . . . . . . .   46
      6.1   Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
            ------------
      6.2   Authorization and Validity of Agreement . . . . . . . . . . . . . . . . . . .   46
            ---------------------------------------
      6.3   Newly Issued Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
            -------------------
      6.4   Interim Operations of TCI/Liberty . . . . . . . . . . . . . . . . . . . . . .   46
            ---------------------------------

ARTICLE VII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

                                 Transactions Prior to Closing  . . . . . . . . . . . . .   46
      7.1   Access to Information Concerning Properties and Records . . . . . . . . . . .   46
            -------------------------------------------------------
      7.2   Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
            ---------------
      7.3   Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
            --------------------
      7.4   Conduct of Business by Liberty and TCI Pending the Effective Time . . . . . .   47
            -----------------------------------------------------------------
      7.5   No Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
            ---------------
      7.6   Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
            --------
      7.7   Notification of Certain Matters . . . . . . . . . . . . . . . . . . . . . . .   51
            -------------------------------
      7.8   Defense of Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
            ---------------------

ARTICLE VIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

                                     Conditions Precedent . . . . . . . . . . . . . . . .   52
      8.1   Conditions Precedent to the Obligations of TCI and Liberty  . . . . . . . . .   52
            ----------------------------------------------------------
      8.2   Conditions Precedent to the Obligations of TCI  . . . . . . . . . . . . . . .   53
            ----------------------------------------------
      8.3   Conditions Precedent to the Obligations of Liberty  . . . . . . . . . . . . .   55
            --------------------------------------------------

ARTICLE IX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57

                                          Termination . . . . . . . . . . . . . . . . . .   57
      9.1   Termination and Abandonment . . . . . . . . . . . . . . . . . . . . . . . . .   57
            ---------------------------
      9.2   Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
            ---------------------

ARTICLE X . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58

                                         Miscellaneous  . . . . . . . . . . . . . . . . .   58
      10.1  Nonsurvival of Representations, Warranties and Agreements . . . . . . . . . .   58
            ---------------------------------------------------------
      10.2  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
            ---------------

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                                                                                          ----
      10.3  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
            -------
      10.4  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
            ----------------
      10.5  Assignment; Binding Effect; Benefit . . . . . . . . . . . . . . . . . . . . .   60
            -----------------------------------
      10.6  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
            ---------
      10.7  Extension; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
            -----------------
      10.8  Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
            --------------
      10.9  Knowledge as to Equity Affiliates . . . . . . . . . . . . . . . . . . . . . .   62
            ---------------------------------
      10.10 Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
            ------------
      10.11 Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
            --------------
      10.12 No Remedy in Certain Circumstances  . . . . . . . . . . . . . . . . . . . . .   62
            ----------------------------------
      10.13 Limited Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
            -----------------


Exhibit A   -     Certificate of Incorporation of TCI/Liberty
Exhibit B   -     By-laws of TCI/Liberty
Exhibit C   -     Certificate of Incorporation of TCI Surviving Corporation
Exhibit D   -     Certificate of Incorporation of Liberty Surviving Corporation
Exhibit E   -     By-laws of TCI Surviving Corporation
Exhibit F   -     By-laws of Liberty Surviving Corporation
Exhibit G   -     Other Employee Benefit Plans
Exhibit H   -     Rule 145 Affiliates
Exhibit I   -     Directors and Executive Officers of TCI/Liberty

Annex 1     -     Opinion of Counsel to be delivered to TCI
Annex 2     -     Opinion of Counsel to be delivered to Liberty

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of January 27, 1994, by and among TELE-COMMUNICATIONS, INC., a Delaware corporation ("TCI"), LIBERTY MEDIA CORPORATION, a Delaware corporation ("Liberty"), TCI/LIBERTY HOLDING COMPANY, a Delaware corporation jointly owned by TCI and Liberty ("TCI/Liberty"), TCI MERGERCO, INC., a Delaware corporation and a wholly owned subsidiary of TCI/Liberty ("TCI Mergerco"), and LIBERTY MERGERCO, INC., a Delaware corporation and a wholly owned subsidiary of TCI/Liberty ("Liberty Mergerco").

         WHEREAS, the respective Boards of Directors of TCI and Liberty have approved, and deem it in the best interests of their respective stockholders to consummate, the business combination transaction provided for herein, in which TCI Mergerco would merge with and into TCI (the "TCI Merger"), Liberty Mergerco would merge with and into Liberty (the "Liberty Merger"; and, together with the TCI Merger, the "Mergers"), and the surviving corporations of the Mergers would become wholly-owned subsidiaries of TCI/Liberty;

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Mergers and also to prescribe certain conditions to the Mergers; and

         WHEREAS, for Federal income tax purposes it is intended that each of the Mergers shall be tax free to the parties and to the stockholders of each of TCI and Liberty.

         NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                                   ARTICLE I

                                  The Mergers

         1.1 The Mergers. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2), (i) TCI Mergerco shall be merged with and into TCI in accordance with the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), and the separate corporate existence of TCI Mergerco shall cease and TCI shall continue as the surviving corporation (hereinafter sometimes referred to as the "TCI Surviving Corporation") under the laws of the State of Delaware under the name "TCI Communications, Inc." and (ii) Liberty Mergerco shall be merged with and into Liberty in accordance with the provisions of the DGCL, and the separate corporate existence of Liberty Mergerco shall cease and Liberty shall continue as the surviving corporation (hereinafter sometimes referred to as the "Liberty Surviving Corporation") under the laws of the State of Delaware under the name "Liberty Media Corporation." (TCI and TCI Mergerco are sometimes hereinafter referred to collectively as the "TCI Constituent Corporations" and Liberty and Liberty Mergerco are sometimes hereinafter referred to collectively as the "Liberty Constituent Corporations.") The TCI Surviving Corporation and the Liberty Surviving Corporation are sometimes hereinafter referred to collectively as the "Surviving Corporations."

         1.2 Effective Time. Subject to the terms and provisions of this Agreement, there shall be filed with the Delaware Secretary of State, as soon as practicable on or after the Closing Date (as defined in Section 1.7), (i) a certificate of merger with respect to the TCI Merger (the "TCI Certificate of Merger"), in such form as is required by, and executed in accordance with, the applicable provisions of the DGCL and (ii) a certificate of merger with respect to the Liberty Merger (the "Liberty Certificate of Merger"), in such form as is required by, and executed in accordance with, the applicable provisions of the DGCL. The Mergers shall become effective simultaneously at the time of filing of the TCI Certificate of Merger and the Liberty Certificate of Merger with the Delaware Secretary of State or at such other time as may be provided in such certificates of merger. The time at which the Mergers shall become effective is referred to herein as the "Effective Time."

         1.3 Effect of the Mergers. The Mergers shall have the effects set forth in Sections 259, 260 and 261 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (i) all the properties, rights, privileges, powers and franchises of the TCI Constituent Corporations shall vest in the TCI Surviving Corporation, and all debts, liabilities and duties of the TCI Constituent Corporations shall become the debts, liabilities and duties of the TCI Surviving Corporation and (ii) all the properties, rights, privileges, powers and franchises of the Liberty Constituent Corporations shall vest in the Liberty Surviving Corporation, and all debts, liabilities and duties of the Liberty Constituent Corporations shall become the debts, liabilities and duties of the Liberty Surviving Corporation. If, at any time after the Effective Time, either Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in such Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either TCI or TCI Mergerco, or Liberty or Liberty Mergerco, as the case may be, or otherwise to carry out the intent and purposes of this Agreement, the officers and directors of such Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of each of TCI and TCI Mergerco, or Liberty and Liberty Mergerco, as the case may be, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of TCI and TCI Mergerco, or Liberty and Liberty Mergerco, as the case may be, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in such Surviving Corporation or otherwise to carry out the intent and purposes of this Agreement.

         1.4 Certificate of Incorporation and By-laws of TCI/Liberty. From and after the Effective Time, (a) the Certificate of Incorporation of TCI/Liberty shall read in its entirety in the form set forth as Exhibit A and
(b) the By-laws of TCI/Liberty shall read in its entirety in the form set forth as Exhibit B, in each case until thereafter amended as provided by law.

         1.5 Certificates of Incorporation and By-laws of the Surviving Corporations.

                 (a) The Certificate of Incorporation of TCI, as in effect immediately prior to the Effective Time, shall be amended, by virtue of the TCI Merger, so as to read in its entirety in the form set forth as Exhibit C hereto, and as so amended shall, from and after the Effective Time, be the Certificate of Incorporation of the TCI Surviving Corporation until thereafter further amended as provided by law. The Certificate of Incorporation of Liberty, as in effect immediately prior to the Effective Time, shall be amended, by virtue of the Liberty Merger, so as to read in its entirety in the form set forth as Exhibit D hereto, and as so amended shall, from and after the Effective Time, be the Certificate of Incorporation of the Liberty Surviving Corporation until thereafter further amended as provided by law.

                 (b) The By-laws of TCI, as in effect immediately prior to the Effective Time, shall be amended, immediately following the Effective Time, so as to read in its entirety in the form set forth as Exhibit E hereto, and as so amended shall be the By-laws of the TCI Surviving Corporation until thereafter further amended as provided by law. The By-laws of Liberty, as in effect immediately prior to the Effective Time, shall be amended immediately following the Effective Time, so as to read in its entirety in the form set forth as Exhibit F hereto, and as so amended shall be the By-laws of the Liberty Surviving Corporation until thereafter further amended as provided by law.

         1.6 Directors and Officers of the Surviving Corporations. (a) The initial directors of TCI Surviving Corporation and Liberty Surviving Corporation shall be the respective persons that are directors of TCI and Liberty, respectively, at the Effective Time, and all such directors will continue to hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the respective Certificates of Incorporation and By-laws of the Surviving Corporations, or as otherwise provided by applicable law. The initial officers of TCI Surviving Corporation and Liberty Surviving Corporation shall be the respective persons that are officers of TCI and Liberty, respectively, at the Effective Time and all such officers will continue to hold office from the Effective Time until their respective successors are duly appointed and qualify in the manner provided in the respective By-laws of the Surviving Corporations, or as otherwise provided by applicable law.

         1.7 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Baker & Botts, L.L.P., 885 Third Avenue, New York, New York, at 10:00 a.m., local time, on a date to be selected by the parties, which shall be no later than the second business day after the day on which the last of the conditions set forth in
Article VIII (other than any such conditions which, by their terms, are not capable of being satisfied until the Closing Date) is satisfied or, where permissible, waived, unless another place, date or time is agreed to by TCI and Liberty (the date on which the Closing takes place being referred to herein as the "Closing Date").

         1.8 Definitions of "Subsidiary" and "affiliate". Subject to the last sentence of this Section 1.8, as used in this Agreement, (i) a "Subsidiary" of any party means any corporation or other organization, whether incorporated or unincorporated, of which (x), in the case of a corporation, securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation are directly or indirectly owned or controlled by such party, by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (y) in the case of any organization or entity other than a corporation, such party, one or more of its Subsidiaries, or such party and one or more of its Subsidiaries (A) owns a majority of the equity interests thereof and (B) has the power to elect or direct the election of a majority of the members of the governing body thereof or otherwise has "control" (within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") over such organization or entity; and (ii) except for purposes of Section 3.6, the term "affiliate" has the meaning assigned to such term in Rule 12b-2 under the Exchange Act. For purposes of this Agreement (other than Section 3.6), (A) neither Liberty nor any of its Subsidiaries shall be deemed to be Subsidiaries or affiliates of TCI or any of TCI's Subsidiaries; (B) neither TCI nor any of its Subsidiaries (determined after applying the rule in clause (A) of this sentence) shall be deemed to be affiliates of Liberty or any of Liberty's Subsidiaries; (C) none of the affiliates (the "Liberty Affiliates") of Liberty or any of its Subsidiaries (determined after applying the rules in clauses (A) and (B) of this sentence) shall be deemed to be an affiliate of TCI or any of TCI's Subsidiaries, unless such Liberty Affiliate would be such an affiliate if neither TCI nor any of its Subsidiaries (1) owned any capital stock of Liberty, (2) designated or nominated, or possessed any contractual right to designate or nominate, any directors of Liberty or any of its Subsidiaries or (3) otherwise possessed, directly or indirectly, the power to direct or cause the direction of the management or policies of Liberty or any of its Subsidiaries; and (D) none of the affiliates ("TCI Affiliates") of TCI or any of TCI's Subsidiaries (determined after applying the rules in clauses
(A) and (B) of this sentence) shall be deemed to be an affiliate of Liberty or any of Liberty's Subsidiaries, unless such TCI Affiliate would be such an affiliate if neither TCI nor any of its Subsidiaries (1) owned any capital stock of Liberty, (2) designated or nominated, or possessed any contractual right to designate or nominate, any directors of Liberty or any of its Subsidiaries or (3) otherwise possessed, directly or indirectly, the power to direct or cause the direction of the management or policies of Liberty or any of its Subsidiaries.


                                   ARTICLE II

                     Conversion and Exchange of Securities;
                Effect of Mergers on TCI and Liberty Stock Plans

         2.1 Conversion of Securities. At the Effective Time, by virtue of the Mergers and without any action on the part of any party hereto or the holder of any of the following securities:

                 (a) Conversion of TCI Common Stock. Each share of the Class A Common Stock, par value $1.00 per share, of TCI (the "TCI Class A Stock") issued and outstanding immediately prior to the Effective Time (other than shares of TCI Class A Stock to be cancelled pursuant to Section 2.1(f)) shall be converted into the right to receive one validly issued, fully paid and non-assessable share of the Class A Common Stock, par value $1.00 per share, of TCI/Liberty (the "TCI/Liberty Class A Stock") and each share of the Class B Common Stock, par value $1.00 per share, of TCI (the "TCI Class B Stock," and collectively with the TCI Class A Stock, the "TCI Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 2.1(f)) shall be converted into the right to receive one validly issued, fully paid and non-assessable share of the Class B Common Stock, par value $1.00 per share, of TCI/Liberty (the "TCI/Liberty Class B Stock," and collectively with the TCI/Liberty Class A Stock, the "TCI/Liberty Common Stock"). All such shares of TCI Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of TCI/Liberty Common Stock to be issued pursuant to this Section 2.1(a) (and any dividends or other distributions payable pursuant to Section 2.6(g)) with respect thereto upon the surrender of such certificate in accordance with Section 2.6, without interest.

                 (b)      Conversion of TCI Preferred Stock.  Subject to
Section 2.5, each share of the Convertible Preferred Stock, Series C, par value $1.00 per share, of TCI (the "TCI Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than shares of TCI Preferred Stock to be cancelled pursuant to Section 2.1(f)) shall be converted into the right to receive one validly issued, fully paid and non-assessable share of the Class A Convertible Preferred Stock, par value $1.00 per share, of TCI/Liberty (the "TCI/Liberty Convertible Preferred"), which shall have the designations, preferences, rights and qualifications, limitations and restrictions set forth in Article IV, Section B of Exhibit A hereto. Subject to Section 2.5, all such shares of TCI Preferred Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of TCI/Liberty Convertible Preferred to be issued pursuant to this Section 2.1(b) (and any dividends or other distributions payable pursuant to Section 2.6(g)) with respect thereto upon the surrender of such certificate in accordance with
Section 2.6, without interest.

                 (c)      Conversion of Liberty Common Stock.  Subject to
Section 2.6(f), (i) each share of the Class A Common Stock, par value $1.00 per share, of Liberty (the "Liberty Class A Stock") issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 2.1(f)) shall be converted into the right to receive .975 of a validly issued, fully paid and non-assessable share of the TCI/Liberty Class A Stock and (ii) each share of the Class B Common Stock, par value $1.00 per share, of Liberty (the "Liberty Class B Stock," and collectively with the Liberty Class A Stock, the "Liberty Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 2.1(f)) shall be converted into the right to receive .975 of a validly issued, fully paid and non-assessable share of the TCI/Liberty Class B Stock. All such shares of Liberty Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of TCI/Liberty Common Stock to be issued pursuant to this Section 2.1(c) (and any dividends or other distributions and any cash in lieu of a fractional share payable pursuant to Sections 2.6(g) and 2.6(f)) with respect thereto upon the surrender of such certificate in accordance with Section 2.6, without interest.

                 (d) Conversion of Liberty Class B and D Preferred Stock. Each share of (i) Class B Redeemable Exchangeable Preferred Stock, par value $.01 per share, of Liberty (the "Liberty Class B Preferred") and (ii) Class D Redeemable Voting Preferred Stock, par value $.01 per share, of Liberty (the "Liberty Class D Preferred") issued and outstanding immediately prior to the Effective Time (other than shares of Liberty Class B Preferred and Liberty Class D Preferred to be cancelled pursuant to Section 2.1(f)), shall be converted into the right to receive that number of validly issued, fully paid and non-assessable shares (and/or fraction of a share) of the Class B Preferred Stock, par value $.01 per share, of TCI/Liberty ("TCI/Liberty Class B Preferred") equal to the product of one multiplied by a fraction, the numerator of which is the fair market value (as defined in Section 2.4) of the share of Liberty Class B Preferred or Liberty Class D Preferred, as the case may be, to be converted in accordance with this Section 2.1(d), and the denominator of which is the fair market value of a share of TCI/Liberty Class B Preferred. All such shares of Liberty Class B and Class D Preferred shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and the holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of TCI/Liberty Class B Preferred to be issued pursuant to this Section 2.1(d) (and any dividends or other distributions payable pursuant to Section 2.6(g)) with respect thereto upon the surrender of such certificate in accordance with
Section 2.6, without interest. The TCI/Liberty Class B Preferred shall have the designations, preferences, rights and qualifications, limitations and restrictions set forth in Article IV, Section C of Exhibit A hereto (as supplemented as contemplated by said Section). No certificates or scrip representing a fractional share of TCI/Liberty Class B Preferred shall be issued upon the surrender by any holder of certificates for Liberty Class B Preferred or Liberty Class D Preferred. In lieu of such a fractional share, the number of shares of TCI/Liberty Class B Preferred to which a holder shall be entitled pursuant to this Section 2.1(d) shall be rounded down to the nearest whole number (after taking into account all shares of Liberty Class B Preferred and Liberty Class D Preferred owned by such holder).

                 (e) Conversion of Liberty Class E Preferred Stock. Each share of the Class E, 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share, of Liberty (the "Liberty Class E Preferred", and collectively with the Liberty Class B Preferred and Liberty Class D Preferred, the "Liberty Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Liberty Class E Preferred to be cancelled pursuant to Section 2.1(f)) shall be converted into the right to receive one validly issued, fully paid and non-assessable share of the Class C, 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share, of TCI/Liberty (the "TCI/Liberty Class C Preferred", and collectively with the TCI/Liberty Class A Preferred and the TCI/Liberty Class B Preferred, the "TCI/Liberty Preferred Stock"), which shall have the designations, preferences, rights and qualifications, limitations and restrictions set forth in Article IV, Section D of Exhibit A. All such shares of Liberty Class E Preferred shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of TCI/Liberty Class C Preferred to be issued pursuant to this Section 2.1(e) (and any dividends or other distributions payable pursuant to Section 2.6(g)) with respect thereto upon the surrender of such certificate in accordance with
Section 2.6, without interest.

                 (f) Treasury Stock. All shares of TCI Common Stock and TCI Preferred Stock which are held immediately prior to the Effective Time by TCI in its treasury, and all shares of Liberty Common Stock and Liberty Preferred Stock which are held immediately prior to the Effective Time by Liberty in its treasury, shall be cancelled and retired and shall cease to exist, and no capital stock of TCI/Liberty or other consideration shall be delivered with respect thereto.

                 (g) TCI Mergerco Stock. Each share of common stock, par value $1.00 per share, of TCI Mergerco issued and outstanding immediately prior to the Effective Time shall be converted into one share of the common stock, par value $1.00 per share, of the TCI Surviving Corporation, and each certificate evidencing ownership of shares of TCI Mergerco common stock shall from and after the Effective Time evidence ownership of the same number of shares of common stock of the TCI Surviving Corporation.

                 (h) Liberty Mergerco Stock. Each share of common stock, par value $1.00 per share, of Liberty Mergerco issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $1.00 per share, of the Liberty Surviving Corporation, and each certificate evidencing ownership of shares of Liberty Mergerco common stock shall from and after the Effective Time evidence ownership of the same number of shares of common stock of the Liberty Surviving Corporation.

         2.2 TCI/Liberty Stock. Each of TCI Surviving Corporation and Liberty Surviving Corporation shall, immediately following the Effective Time, return to TCI/Liberty, without payment of any consideration therefor, any shares of TCI/Liberty Common Stock held by it immediately prior to the Effective Time, whereupon such shares shall be cancelled and retired by TCI/Liberty and resume the status of authorized and unissued shares.

         2.3 Transfer Books. At the Effective Time, the stock transfer books of both TCI and Liberty shall be closed and no transfer of shares of capital stock of TCI or Liberty shall thereafter be made.

         2.4     Definition of "fair market value".  For purposes of Section
2.1 and Section 2.6(f), the term "fair market value" means (i) with respect to a share of either class of Liberty Common Stock, the average of the last reported sale prices (or, if on any day no sale price is reported, the average of the quoted high and low bid prices on such day) of such a share on the Nasdaq National Market System ("Nasdaq NMS") for the five full trading days immediately preceding the Closing Date, and (ii) with respect to a share of Liberty Class B Preferred, Liberty Class D Preferred or TCI/Liberty Class B Preferred, the value for such share (or the midpoint of any range of values for such share) in the opinion of CS First Boston Corporation ("CS First Boston") as of the date of their opinion (which shall be dated not more than five business days prior to the Closing Date).

         2.5 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of TCI Preferred Stock which are issued and outstanding immediately prior to the Effective Time and which are held by any stockholder who is entitled to appraisal rights pursuant to Section 262 of the DGCL, who, on a timely basis, makes and perfects a demand for appraisal of such shares in accordance with all requirements and provisions of Section 262 of the DGCL, and who does not effectively withdraw or lose the right to such appraisal (collectively, "Dissenting Shares"), shall not be converted as described in
Section 2.1(b), but shall, from and after the Effective Time, represent only the right to receive such consideration as may be determined to be due to such stockholder with respect to such Dissenting Shares pursuant to Section 262 of the DGCL; provided, however, that Dissenting Shares held by any stockholder who, after the Effective Time, withdraws his demand for appraisal or loses his right of appraisal with respect to such shares, in either case pursuant to
Section 262 of the DGCL, shall be deemed to have been converted, as of the Effective Time, into the right to receive the shares of TCI/Liberty Class A Preferred specified in Section 2.1(b), without interest.

         2.6     Exchange of Shares.

                 (a) Appointment of Exchange Agent. On or before the Closing Date, TCI/Liberty shall enter into an agreement approved by TCI and Liberty (the "Exchange Agent Agreement") with an exchange agent jointly selected by TCI and Liberty (the "Exchange Agent"), authorizing such Exchange Agent to act as exchange agent hereunder.

                 (b) Letter of Transmittal. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of TCI Common Stock, TCI Preferred Stock, Liberty Common Stock or Liberty Preferred Stock (the "Certificates") whose shares were converted into the right to receive shares of TCI/Liberty Common Stock or TCI/Liberty Preferred Stock pursuant to
Section 2.1: (i) a notice of the effectiveness of the Mergers and (ii) a letter of transmittal (which shall state that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) with instructions for use in effecting the surrender and exchange of the Certificates. Such notice, letter of transmittal and instructions shall contain such provisions and be in such form as TCI and Liberty may jointly specify.

                 (c) Exchange Procedure. Promptly following the surrender, in accordance with such instructions, of a Certificate to the Exchange Agent (or such other agent or agents as may be appointed by the Exchange Agent or TCI/Liberty pursuant to the Exchange Agent Agreement), together with such letter of transmittal (duly executed) and any other documents required by such instructions or letter of transmittal, TCI/Liberty shall, subject to Section 2.6(d), cause to be distributed to the person in whose name such Certificate shall have been issued (i) a certificate registered in the name of such person representing the number of whole shares of TCI/Liberty Common Stock or TCI/Liberty Preferred Stock, as the case may be, into which the shares previously represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to Section 2.1 and (ii), in the case of a Certificate which immediately prior to the Effective Time represented shares of Liberty Common Stock, payment (which shall be made by check) of any cash payable in lieu of a fractional share pursuant to Section 2.6(f). Each Certificate so surrendered shall forthwith be cancelled.

                 (d) Unregistered Transfers of TCI or Liberty Stock. In the event of a transfer of ownership of TCI Common Stock, TCI Preferred Stock, Liberty Common Stock or Liberty Preferred Stock which is not registered in the transfer records of TCI or Liberty, as the case may be, a certificate representing the proper number of whole shares of TCI/Liberty Common Stock or TCI/Liberty Preferred Stock may be issued (and cash in lieu of a fractional share may be paid) to the transferee if the Certificate representing such TCI Common Stock, TCI Preferred Stock, Liberty Common Stock or Liberty Preferred Stock surrendered to the Exchange Agent in accordance with Section 2.6(c) is properly endorsed for transfer or is accompanied by appropriate and properly endorsed stock powers (in each case with appropriate signature guarantees) and is otherwise in proper form to effect such transfer, if the person requesting such transfer pays to the Exchange Agent any transfer or other taxes payable by reason of such transfer or establishes to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid.

                 (e) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed satisfactory to TCI/Liberty and complying with any other reasonable requirements imposed by TCI/Liberty, TCI/Liberty will cause to be delivered to such person in respect of such lost, stolen or destroyed Certificate the TCI/Liberty Common Stock or TCI/Liberty Preferred Stock and other property deliverable in respect thereof as determined in accordance with this Article II. TCI/Liberty may, in its discretion, require the owner of such lost, stolen or destroyed Certificate to give TCI/Liberty a bond in such sum as it may direct as indemnity against any claim that may be made against TCI/Liberty or the applicable Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

                 (f) No Fractional Shares of TCI/Liberty Common Stock. No certificates or scrip representing fractional shares of TCI/Liberty Common Stock shall be issued upon the surrender for exchange of Certificates which immediately prior to the Effective Time represented shares of Liberty Common Stock, no stock split or dividend with respect to shares of TCI/Liberty Common Stock shall relate to any fractional share interest, and no such fractional share interest will entitle the owner thereof to vote as, or to any other rights of, a stockholder of TCI/Liberty. In lieu of such fractional shares, any holder of Liberty Common Stock who would otherwise be entitled to a fractional share of TCI/Liberty Class A Stock or TCI/Liberty Class B Stock (after taking into account all shares of Liberty Class A Stock or Liberty Class B Stock, as the case may be, owned by such holder), will, upon surrender of his Certificate to the Exchange Agent in accordance with Section 2.6(c), be entitled to receive cash in an amount (rounded to the nearest whole cent) determined by multiplying such fraction by the fair market value of a share of Liberty Class A Stock or Liberty Class B Stock, as the case may be.

                 (g) No Dividends Before Surrender of Certificates. No dividends or other distributions declared or made with respect to TCI/Liberty Common Stock or TCI/Liberty Preferred Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of TCI/Liberty Common Stock or TCI/Liberty Preferred Stock represented thereby, until the holder of record of such Certificate shall surrender such Certificate as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of TCI/Liberty Common Stock or TCI/Liberty Preferred Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, theretofore payable by TCI/Liberty with respect to such whole shares of TCI/Liberty Common Stock or TCI/Liberty Preferred Stock the payment date for which was on or prior to such surrender, and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of TCI/Liberty Common Stock or TCI/Liberty Preferred Stock.

                 (h) No Further Ownership Rights in TCI or Liberty Stock. All shares of TCI/Liberty Common Stock or TCI/Liberty Preferred Stock issued and all cash in lieu of fractional shares paid upon the surrender for exchange of shares of TCI Common Stock, TCI Preferred Stock, Liberty Common Stock or Liberty Preferred Stock in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of TCI Common Stock, TCI Preferred Stock, Liberty Common Stock or Liberty Preferred Stock (provided, however, that after the Effective Time TCI/Liberty shall, on behalf of TCI or Liberty, as the case may be, pay as provided in Section 2.6(g) any dividends or make any other distributions (in TCI/Liberty capital stock in the case of stock dividends) with a record date prior to the Effective Time which may have been declared by TCI or Liberty on such shares of TCI Common Stock, TCI Preferred Stock, Liberty Common Stock or Liberty Preferred Stock prior to the date hereof or which may be declared after the date hereof in accordance with the terms of this Agreement and which remain unpaid at the Effective Time). Subject to Section 2.6(i), if, after the Effective Time, Certificates are presented to a Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

                 (i) Abandoned Property Laws. Payment or delivery of any shares of

TCI/Liberty Common Stock or TCI/Liberty Preferred Stock (as the case may be), any cash in lieu of fractional shares of TCI/Liberty Common Stock and any dividends or distributions with respect to TCI/Liberty Common Stock or TCI/Liberty Preferred Stock shall be subject to applicable abandoned property, escheat and similar laws and neither TCI/Liberty nor either Surviving Corporation shall be liable to any holder of shares of TCI Common Stock, TCI Preferred Stock, Liberty Common Stock, Liberty Preferred Stock, TCI/Liberty Common Stock or TCI/Liberty Preferred Stock for any such shares, for any dividends or distributions with respect thereto or for any cash in lieu of fractional shares which may be delivered to any public official pursuant to any abandoned property, escheat or similar law.

         2.7     Stock Options, SARs and Benefit Plans.

                 (a) TCI Stock Options and SARS. (i) At the Effective Time, each outstanding option to purchase shares of TCI Class A Stock (a "TCI Stock Option") issued by TCI pursuant to the Tele-Communications, Inc. 1992 Stock Incentive Plan (the "1992 TCI SIP") or the Tele-Communications, Inc. 1982 Incentive Stock Option Plan (the "TCI 1982 ISOP", and collectively with the 1992 TCI SIP, the "TCI Incentive Plans") or issued pursuant to a TCI Predecessor Plan (as defined below) and assumed by TCI, or otherwise issued by TCI, whether vested or unvested, shall be assumed by TCI/Liberty. Thereafter, each TCI Stock Option shall be deemed to constitute an option to purchase, on the same terms and conditions as were applicable under such TCI Stock Option, that number of shares of TCI/Liberty Class A Stock which is equal to the number of shares of TCI Class A Stock that were subject to such TCI Stock Option immediately prior to the Effective Time, at an exercise price per share of TCI/Liberty Class A Stock equal to the exercise price per share of TCI Class A Stock subject to such TCI Stock Option immediately prior to the Effective Time. The assumption hereinabove provided for shall be accomplished in a manner that shall, in all respects, comply with the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to each TCI Stock Option that is an "incentive stock option" (as defined in Section 422(b) of the Code) including any requirement that the assumption of such TCI Stock Option by TCI/Liberty shall not give to the holder any additional benefits that he did not have prior to such assumption, and TCI/Liberty may make any changes that it deems necessary or desirable with respect to such assumption in order to satisfy the requirements of the Code. For purposes of this Agreement, the term "TCI Predecessor Plans" means (x) the United Artists Entertainment Company 1988 Incentive and Non-Qualified Stock Option Plan, which was terminated on or before December 2, 1991 and as to which outstanding options were assumed by TCI pursuant to the Agreement and Plan of Merger, dated as of June 6, 1991, between United Artists Entertainment Company ("UAE") and TCI (the "1991 Merger Agreement") and (y) the United Artists Communications, Inc. 1982 Stock Option Plan and the United Artists Communications, Inc. 1983 Stock Option Plan, which were each terminated on or before May 25, 1989 and as to which outstanding options were assumed by UAE pursuant to the Second Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of March 8, 1988, among United Artists Communications, Inc., United Cable Television Corporation and TCI, which options, in turn, were assumed by TCI pursuant to the 1991 Merger Agreement.

                          (ii)  At the Effective Time, each outstanding stock
appreciation right with respect to shares of TCI Class A Stock (a "TCI SAR") issued by TCI pursuant to a TCI Incentive Plan or issued pursuant to a TCI Predecessor Plan and assumed by TCI, or otherwise issued by TCI, whether vested or unvested, shall be assumed by TCI/Liberty. Thereafter, each TCI SAR shall be deemed to constitute a stock appreciation right, on the same terms and conditions as were applicable under such TCI SAR, with respect to that number of shares of TCI/Liberty Class A Stock which is equal to the number of shares of TCI Class A Stock that were subject to such TCI SAR immediately prior to the Effective Time, at an exercise price per stock appreciation right equal to (A) in the case of a TCI SAR issued in tandem with TCI Stock Options, the exercise price per share of the related TCI Stock Option assumed by TCI/Liberty as determined above and (B) in the case of a free standing TCI SAR, the base price per share of such TCI SAR immediately prior to the Effective Time.

                          (iii)  If the TCI/Liberty SIP (as defined in Section
2.7(e)) is approved (or deemed approved) by stockholders at the TCI Stockholders Meeting (as defined in Section 3.1) and the Liberty Stockholders Meeting (as defined in Section 3.2), respectively, the TCI Surviving Corporation shall use its reasonable best efforts to cause each holder of a TCI Stock Option or TCI SAR that is assumed by TCI/Liberty to surrender such TCI Stock Option or TCI SAR, as promptly as practicable after the Effective Time, to TCI/Liberty in exchange for a stock option or stock appreciation right, respectively, granted under the TCI/Liberty SIP, which stock option or stock appreciation right shall contain terms and conditions that are no less favorable to the holder thereof than those under such assumed TCI Stock Option or TCI SAR, as the case may be (subject to such changes as may be agreed to by TCI and Liberty and the holder of such TCI Stock Option or TCI SAR).

                 (b) Liberty Stock Options and SARS. (i) At the Effective Time, each outstanding option to purchase shares of Liberty Class A Stock (a "Liberty Stock Option") issued by Liberty (whether pursuant to the Liberty Media Corporation 1991 Stock Incentive Plan (the "Liberty SIP") or otherwise), whether vested or unvested, shall be assumed by TCI/Liberty. Thereafter, each Liberty Stock Option shall be deemed to constitute an option to purchase, on the same terms and conditions as were applicable under such Liberty Stock Option, that number of shares of TCI/Liberty Class A Stock which is equal to the number of shares of Liberty Class A Stock that were subject to such Liberty Stock Option immediately prior to the Effective Time multiplied by .975, rounded up to the nearest whole number after taking into account all Liberty Stock Options held by the holder of such Liberty Stock Option, at an exercise price per share of TCI/Liberty Class A Stock equal to the amount determined by dividing the exercise price per share of Liberty Class A Stock subject to such Liberty Stock Option immediately prior to the Effective Time by .975, and rounding the resulting number down to the nearest whole cent. The assumption hereinabove provided for shall be accomplished in a manner that shall, in all respects, comply with the requirements of the Code with respect to each Liberty Stock Option that is an "incentive stock option" (as defined in Section 422(b) of the Code) including any requirement that the assumption of such Liberty Stock Option by TCI/Liberty shall not give to the holder any additional benefits that he did not have prior to such assumption, and TCI/Liberty may make any changes that it deems necessary or desirable with respect to such assumption in order to satisfy the requirements of the Code.

                          (ii)  At the Effective Time, each outstanding stock
appreciation right with respect to shares of Liberty Class A Stock (a "Liberty SAR") issued by Liberty pursuant to the Liberty SIP, or otherwise issued by Liberty, whether vested or unvested, shall be assumed by TCI/Liberty. Thereafter, each Liberty SAR shall be deemed to constitute a stock appreciation right, on the same terms and conditions as were applicable under such Liberty SAR, with respect to that number of shares of TCI/Liberty Class A Stock which is equal to the number of shares of Liberty Class A Stock that were subject to such Liberty SAR immediately prior to the Effective Time multiplied by .975, rounded up to the nearest whole number (after taking into account all stock appreciation rights owned by a holder), at an exercise price per stock appreciation right equal to (A) in the case of a Liberty SAR issued in tandem with Liberty Stock Options, the exercise price per share of the related Liberty Stock Option assumed by TCI/Liberty as determined above and (B) in the case of a free standing Liberty SAR, the amount determined by dividing the base price per share of such Liberty SAR immediately prior to the Effective Time by .975, and rounding the resulting number down to the nearest whole cent.

                          (iii)  If the TCI/Liberty SIP is approved (or deemed
approved) by stockholders at the TCI Stockholders Meeting and the Liberty Stockholders Meeting, respectively, the Liberty Surviving Corporation shall use its reasonable best efforts to cause each holder of a Liberty Stock Option or Liberty SAR that is assumed by TCI/Liberty to surrender such Liberty Stock Option or Liberty SAR, as promptly as practicable after the Effective Time, to TCI/Liberty in exchange for a stock option or stock appreciation right, respectively, granted under the TCI/Liberty SIP, which stock option or stock appreciation right shall contain terms and conditions that are no less favorable to the holder thereof than those under such assumed Liberty Stock Option or Liberty SAR, as the case may be (subject to such changes as may be agreed to by TCI and Liberty and the holder of such Liberty Stock Option or Liberty SAR). Notwithstanding the foregoing, the terms of the TCI/Liberty stock options and stock appreciation rights issued under the TCI/Liberty SIP may contain such variations from the terms of any Liberty Stock Options or Liberty SAR's, respectively, exchanged therefor which were not issued under a plan complying with Rule 16b-3 under the Exchange Act, as TCI/Liberty may determine are necessary or desirable for such TCI/Liberty stock options and stock appreciation rights to comply with Rule 16b-3.

                 (c) Actions by TCI and Liberty. Each of TCI and Liberty shall distribute to each holder of a TCI Stock Option or a TCI SAR, or a Liberty Stock Option or a Liberty SAR, as the case may be, not less than 10 business days prior to the TCI Stockholders Meeting and the Liberty Stockholders Meeting, respectively, (i) an appropriate notice setting forth such holder's rights under the related TCI Incentive Plan, TCI Predecessor Plan or Liberty SIP and/or the agreement between such holder and TCI or Liberty, as the case may be, evidencing the grant of such TCI Stock Option, TCI SAR, Liberty Stock Option or Liberty SAR to such holder and (ii) a form of assumption agreement between such holder and TCI/Liberty (an

"Assumption Agreement"), containing terms consistent with the provisions hereof. No holder of a TCI Stock Option, TCI SAR, Liberty Stock Option or Liberty SAR shall be entitled to receive upon exercise thereof following the Effective Time TCI/Liberty Class A Stock or any payment from TCI/Liberty in respect thereof unless such holder shall have executed and delivered an Assumption Agreement to TCI/Liberty.

                 (d) Actions by TCI/Liberty. TCI/Liberty shall take all corporate action necessary to reserve for issuance a sufficient number of shares of TCI/Liberty Class A Stock for delivery upon exercise of (i) TCI Stock Options, Liberty Stock Options or Liberty SARS assumed by it pursuant to this
Section 2.7 and the Assumption Agreements or (ii)(x) stock options exchanged for such TCI Stock Options and Liberty Stock Options and (y) stock appreciation rights exchanged for such Liberty SARS, in accordance with Sections 2.7(a)(iii) and 2.7(b)(iii). As soon as practicable after the Effective Time, TCI/Liberty shall file a registration statement on Form S-3 or Form S-8 (which may be filed as a post-effective amendment to the Registration Statement (as defined in Section 3.3)), as the case may be (or any successor forms), or another appropriate form with respect to the shares of TCI/Liberty Class A Stock subject to such options and stock appreciation rights, and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as such options remain outstanding.

                 (e) TCI/Liberty Stock Incentive Plan. TCI and Liberty shall cause TCI/Liberty to adopt a stock incentive plan (the "TCI/Liberty SIP") which satisfies the requirements of Rule 16b-3 under the Exchange Act. Each of TCI and Liberty shall cause the TCI Liberty SIP to be presented to their stockholders for approval at the TCI Stockholders Meeting and the Liberty Stockholders Meeting, respectively. The TCI/Liberty SIP shall contain terms and provisions that are substantially similar to those contained in the 1992 TCI SIP (with such changes thereto as may be necessary to provide the holders of stock appreciation rights granted by Liberty in 1991 to obtain substantially identical TCI/Liberty stock appreciation rights upon any exchange thereof in accordance with Section 2.7(b)(iii)).

                 (f) Stock Plans. (i) TCI shall take all actions necessary to amend the Tele-Communications, Inc. Employee Stock Purchase Plan (the "TCI ESPP") prior to the Effective Time to provide that the TCI ESPP shall not purchase any capital stock of TCI or the TCI Surviving Corporation at or after the Effective Time. As of the Effective Time, the 1992 TCI SIP (except to the extent that the terms thereof are incorporated by reference in, or otherwise govern the construction, interpretation or administration of, any TCI Stock Options or TCI SARs assumed by TCI/Liberty) shall automatically terminate. TCI and its Subsidiaries shall comply with all requirements regarding withholding of taxes in connection with the cancellations, terminations and other actions described in this Section 2.7(f)(i).

                          (ii)  As of the Effective Time, the Liberty SIP
(except to the extent that the terms thereof are incorporated by reference in, or otherwise govern the construction, interpretation or administration of, any Liberty Stock Options or Liberty SARs assumed by TCI/Liberty) shall automatically terminate.

                 (g) Other Employment Benefit Plans. The effects of the Mergers, if any, on the other employee benefit plans and arrangements of TCI and its Subsidiaries and Liberty and its Subsidiaries shall be as set forth on Exhibit G attached hereto. TCI and its Subsidiaries and Liberty and its Subsidiaries shall comply with all requirements regarding withholding of taxes in connection with any actions and matters described on Exhibit G.


                                  ARTICLE III

                                Certain Actions

         3.1 TCI Stockholder Meeting. Subject to the fiduciary duties of the Board of Directors of TCI (the "TCI Board") under applicable law (as determined by the TCI Board in good faith after consultation with and based upon advice of counsel) (i) TCI and the TCI Board will take all action necessary in accordance with applicable law and TCI's Restated Certificate of Incorporation and By-laws to duly call and hold, on a date to be mutually agreed upon by TCI and Liberty, a meeting of TCI's stockholders (the "TCI Stockholders Meeting") for the purpose of considering and voting upon (x) this Agreement (the "Merger Proposal") and (y) the TCI/Liberty SIP and (ii) the TCI Board will recommend that TCI's stockholders vote in favor of approval and adoption of the Merger Proposal and approval of the TCI/Liberty SIP, and TCI will use reasonable efforts to solicit from its stockholders proxies in favor of approval and adoption of the Merger Proposal and approval of the TCI/Liberty SIP.

         3.2 Liberty Stockholder Meeting. Subject to the fiduciary duties of the Board of Directors of Liberty (the "Liberty Board") under applicable law (as determined by the Liberty Board in good faith after consultation with and based upon advice of counsel), (i) Liberty and the Liberty Board will take all action necessary in accordance with applicable law and Liberty's Restated Certificate of Incorporation and By-laws to duly call and hold, on a date to be mutually agreed upon by Liberty and TCI, a meeting of Liberty's stockholders (the "Liberty Stockholders Meeting") for the purpose of considering and voting upon (x) the Merger Proposal and (y) the TCI/Liberty SIP and (ii) the Liberty Board will recommend that Liberty's stockholders vote in favor of approval and adoption of the Merger Proposal and approval of the TCI/Liberty SIP, and Liberty will use reasonable efforts to solicit from its stockholders proxies in favor of approval and adoption of the Merger Proposal and approval of the TCI/Liberty SIP.

         3.3 Proxy Statement and Registration Statement. TCI and Liberty shall prepare and file with the Securities and Exchange Commission (the "Commission") a preliminary joint proxy statement relating to the transactions contemplated by this Agreement (the "Joint Proxy Statement") as soon as reasonably practicable, and shall use their respective best efforts to promptly respond to the comments of the Commission thereon. TCI and Liberty shall prepare, and shall cause TCI/Liberty to file with the Commission as soon as practicable after the Commission clears the Joint Proxy Statement, a registration statement on Form S-4 (or any successor form), which shall include as a prospectus the Joint Proxy Statement in the form cleared for mailing to stockholders by the Commission (the "Joint Proxy Statement/Prospectus"), with respect to the TCI/Liberty Common Stock and TCI/Liberty Class C Preferred Stock to be issued in the Mergers and the TCI/Liberty Class A Stock issuable upon exercise of (i) TCI Stock Options, Liberty Stock Options and Liberty SARs to be assumed by TCI/Liberty or (ii) TCI/Liberty stock options and TCI/Liberty stock appreciation rights granted under the TCI/Liberty SIP and exchanged for TCI Stock Options and Liberty Stock Options or TCI SARs and Liberty SARs, as the case may be (the "Registration Statement"). TCI and Liberty shall each use reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable after such filing. As promptly as practicable after the Registration Statement is declared effective by the Commission, each of TCI and Liberty shall mail the Joint Proxy Statement/Prospectus to its respective stockholders. TCI and Liberty shall cause TCI/Liberty to take any reasonable actions required to be taken under applicable state securities or "blue sky" laws in connection with the issuance of the securities of TCI/Liberty to be covered by the Registration Statement. Each of TCI and Liberty shall notify the other promptly of the receipt of any comments of the Commission and of any request by the Commission for amendments or supplements to the Joint Proxy Statement, the Joint Proxy Statement/Prospectus or the Registration Statement or for additional information and shall supply one another with copies of all correspondence with the Commission with respect to any of the foregoing filings. If at any time prior to the TCI Stockholders Meeting or the Liberty Stockholders Meeting any event should occur relating to TCI or any of its Subsidiaries or any of their respective officers, directors or affiliates which should be described in an amendment of, or supplement to, the Joint Proxy Statement/Prospectus or the Registration Statement, TCI shall promptly inform Liberty. If at any time prior to the Liberty Stockholders Meeting or the TCI Stockholders Meeting any event should occur relating to Liberty or any of its Subsidiaries or any of their respective officers, directors or affiliates which should be described in an amendment of, or supplement to, the Joint Proxy Statement/Prospectus or the Registration Statement, Liberty shall promptly inform TCI. Whenever any event occurs which should be described in an amendment of, or a supplement to, the Joint Proxy Statement/Prospectus or the Registration Statement, TCI and Liberty shall, upon learning of such event, cooperate with each other to promptly prepare, file and clear with the Commission and (if required by applicable law) mail such amendment or supplement to the stockholders of TCI and Liberty.

         3.4 Letters from Accountants. TCI will use its reasonable efforts to cause to be delivered to Liberty a letter of KPMG Peat Marwick, TCI's independent auditors, dated a date within two business days before the date on which the Registration Statement becomes effective and addressed to Liberty, in form reasonably satisfactory to Liberty and customary in scope and substance for letters delivered by nationally recognized independent auditors in connection with registration statements similar to the Registration Statement. Liberty will use its reasonable efforts to cause to be delivered to TCI a letter of KPMG Peat Marwick, Liberty's independent auditors, dated a date within two business days before the date on which the Registration Statement becomes effective and addressed to TCI, in form reasonably satisfactory to TCI and customary in scope and substance for letters delivered by nationally recognized independent auditors in connection with registration statements similar to the Registration Statement.

         3.5 Release of Escrowed TCI Common Stock. Liberty and TCI shall use their respective reasonable efforts, and shall fully cooperate with each other, to cause the release to Liberty Surviving Corporation, or any wholly owned Subsidiary of Liberty Surviving Corporation, immediately after the Effective Time, of all shares of TCI Common Stock deposited with Chemical Bank, N.A. (as successor to Manufacturers Hanover Trust Company), as escrow agent, pursuant to that certain escrow agreement referenced in the terms of the Liberty Class B Preferred.

         3.6 Identification of Affiliates. Each of TCI and Liberty shall deliver to the other a letter identifying all persons who such party knows are or such party has reason to believe may be, as of the date of the TCI Stockholders Meeting and Liberty Stockholders Meeting, its "affiliates" for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"). Each of TCI and Liberty shall use reasonable efforts to cause each person who is identified as an "affiliate" in the letter referred to above to deliver to the other party, on or prior to the Closing Date, a written agreement, in substantially the form annexed hereto as Exhibit H, that such person will not offer to sell or otherwise dispose of any of the shares of TCI/Liberty Common Stock or TCI/Liberty Preferred Stock issued to such person pursuant to the Mergers in violation of the Securities Act and the rules and regulations thereunder.

         3.7 State Takeover Statutes. Liberty will, upon the request of TCI, take all reasonable steps to (i) exempt the Liberty Merger from the requirements of any applicable state takeover law and (ii) assist in any challenge by TCI to the validity or applicability to the Liberty Merger of any state takeover law. TCI will, upon the request of Liberty, take all reasonable steps to (x) exempt the TCI Merger from the requirements of any applicable state takeover law and (y) assist in any challenge by Liberty to the validity or applicability to the TCI Merger of any state takeover law.

         3.8 Possible Restructuring. Each of the parties hereto shall use its reasonable efforts, and shall consult and fully cooperate with each other, to cause the transactions contemplated by this Agreement to be completely tax free for Federal income tax purposes to each of the parties to this Agreement and to the shareholders of TCI and Liberty (other than in respect of cash paid in lieu of fractional shares pursuant to Section 2.6(f) or for Dissenting Shares). Without limiting the generality of the foregoing, and subject to compliance with any legal requirements, if necessary to obtain an opinion of counsel to the foregoing effect the parties agree that either (i) TCI shall, and shall cause its Subsidiaries to, sell to Liberty or one or more Subsidiaries of Liberty, immediately prior to the TCI Merger, such properties and assets owned by TCI or such Subsidiaries as may be required to obtain such opinion (the "Asset Transfer Alternative") or (ii) Liberty shall be merged with and into TCI, with TCI continuing as the surviving corporation (the "Alternative Merger"). If the parties cannot mutually agree as to which of the foregoing alternatives to pursue or as to the valuation of properties and assets proposed to be sold pursuant to the Asset Transfer Alternative, then the parties shall pursue the Alternative Merger. Any sale of properties and assets in connection with the Asset Transfer Alternative shall be for the fair market value thereof, such value to be determined by mutual agreement of TCI and Liberty. In the event the Alternative Merger is pursued, the parties agree to negotiate in good faith an amendment to this Agreement providing for
(x) the Alternative Merger and (y) each holder of Liberty Common Stock or Liberty Preferred Stock receiving, in lieu of TCI/Liberty Common Stock or TCI Liberty Preferred Stock, shares of TCI Common Stock or a new series of TCI preferred stock, as the case may be, on substantially the same terms (and based on the same exchange ratios) as provided in Section 2.1. The parties agree that no further changes shall be made in any such amendment to the terms of this Agreement, except to the extent that changes are necessitated due to the structure of the Alternative Merger, in which event any such changes shall not alter materially the economic benefits of the provisions hereof to the respective stockholders of TCI or Liberty.

         3.9 Reasonable Efforts. Subject to the terms and conditions of this Agreement and applicable law, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable, including such actions or things as any other party hereto may reasonably request in order to cause any of the conditions to such other party's obligation to consummate such transactions specified in Article VIII to be fully satisfied. Without limiting the generality of the foregoing, the parties shall (and shall cause their respective Subsidiaries, and use their reasonable efforts to cause their respective affiliates, directors, officers, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide reasonable assistance to each other in (i) the preparation and filing with the Commission of the Joint Proxy Statement, the Joint Proxy Statement/Prospectus and the Registration Statement and any necessary amendments of, or supplements to, any thereof; (ii) seeking to have such Joint Proxy Statement cleared, and the Registration Statement declared effective, by the Commission as soon as reasonably practicable after filing with the Commission; (iii) taking such actions as may reasonably be required under applicable state securities or "blue sky" laws in connection with the issuance of the securities covered by the Registration Statement; (iv) obtaining all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any Governmental Entity (as defined in Section 4.5(v)) or other person or entity; (v) filing all Notification and Report Forms required under the HSR Act (as defined in Section 4.5 (ii)(F)) as a result of the transactions contemplated by this Agreement and promptly complying with any requests for additional information and documentary material that may be requested pursuant to the HSR Act; (vi) lifting any permanent or preliminary injunction or restraining order or other similar order issued or entered by any court or Governmental Entity (an "Injunction") of any type referred to in Section 8.1(d); (vii) developing and implementing reasonable tax planning measures for TCI/Liberty and each of the Surviving Corporations in light of the transactions contemplated hereby; (viii) providing all such information about such party, its Subsidiaries and its officers, directors, partners and affiliates and making all applications and filings as may be necessary or reasonably requested in connection with any of the foregoing; and (ix) in general, consummating and making effective the transactions contemplated hereby; provided, however, that in order to obtain any consent, approval, waiver, license, permit, authorization, registration, qualification or other permission or action or the lifting of any Injunction referred to in clause
(iv) or (vi) of this sentence, (x) no party shall be required to pay any consideration, to divest itself of any of, or otherwise rearrange the composition of, its assets or to agree to any conditions or requirements which are materially adverse or burdensome and (y) without the other party's prior consent, each of Liberty and TCI shall not, and shall not permit any of its Subsidiaries or affiliates to, amend, or agree to amend, in any material respect any License (as defined in Section 4.9) or Contract (as defined in Section 4.5(iv)). Prior to making any application to or filing with any Governmental Entity or other person or entity in connection with this Agreement, each of TCI and Liberty shall provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts.

         3.10 Quotation on Nasdaq NMS. TCI/Liberty shall use its reasonable best efforts to cause the shares of TCI/Liberty Common Stock and TCI/Liberty Class C Preferred Stock to be issued in the Mergers and upon exercise of TCI Stock Options, Liberty Stock Options and Liberty SARs (or TCI/Liberty stock options or stock appreciation rights exchanged therefor) to be included in the Nasdaq NMS upon issuance.

         3.11    Voting Agreement.

                 (a) TCI shall, and shall cause each of its Subsidiaries to, vote all shares of Liberty Common Stock and, if eligible to vote, shares of Liberty Preferred Stock owned by it, at any meeting of stockholders of Liberty or in connection with any action taken by written consent of stockholders of Liberty, (i) in favor of the transactions contemplated by this Agreement (including, at the Liberty Stockholders Meeting, in favor of the Merger Proposal and the TCI/Liberty SIP) and (ii), except as otherwise agreed by Liberty, against any action or agreement that would impede or interfere with the transactions contemplated by this Agreement.

                 (b) Liberty shall, and shall cause each of its Subsidiaries to, vote all shares of TCI Common Stock owned by it at any meeting of stockholders of TCI or in connection with any action taken by written consent of stockholders of TCI, (i) in favor of the transactions contemplated by this Agreement (including, at the TCI Stockholders Meeting, in favor of the Merger Proposal and the TCI/Liberty SIP) and (ii), except as otherwise agreed by TCI, against any action or agreement that would impede or interfere with the transactions contemplated by this Agreement.

         3.12    Restrictions on Transfer.

                 (a) TCI shall not, and shall not permit any of its Subsidiaries to, prior to the Liberty Merger, sell, assign, transfer, pledge, hypothecate or otherwise dispose of, or grant any right (including, without limitation, as to voting) with respect to, any shares of Liberty Common Stock or Liberty Preferred Stock owned by it; provided, that the foregoing shall not
(i) prevent TCI from transferring any such shares to one or more Subsidiaries of TCI, or a Subsidiary of TCI from transferring any such shares to TCI and/or one or more other

Subsidiaries of TCI or (ii) be violated by any pledge or other hypothecation in effect on the date of this Agreement.

                 (b) Liberty shall not, and shall not permit any of its Subsidiaries to, prior to the TCI Merger, sell, assign, transfer, pledge, hypothecate or otherwise dispose of, or grant any right (including, without limitation, as to voting) with respect to, any shares of TCI Common Stock owned by it; provided, that the foregoing shall not (i) prevent Liberty from transferring any such shares to one or more Subsidiaries of Liberty, or a Subsidiary of Liberty from transferring any such shares to Liberty and/or one or more other Subsidiaries of Liberty or (ii) be violated by any pledge or other hypothecation in effect on the date of this Agreement or the escrow of shares of TCI Class A Stock pursuant to the terms of the Liberty Class B Preferred.

         3.13 Directors and Executive Officers of TCI/Liberty at the Effective Time. TCI and Liberty shall take such action as may be necessary to cause the directors and executive officers of TCI/Liberty, immediately prior to the Effective Time, to consist solely of those persons indicated on Exhibit I hereto.


                                   ARTICLE IV

                   Representations and Warranties of Liberty

         Liberty hereby represents and warrants to each of TCI and TCI/Liberty as follows:

         4.1 Organization and Qualification. Each of Liberty and its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X of the Rules and Regulations of the Commission) (i) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has all requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing has not had, either individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of Liberty and its Subsidiaries, taken as a whole. Each entity in which Liberty, directly or through one or more of its Subsidiaries, has an investment accounted for by the equity method which is material to the business, assets, results of operations or financial condition of Liberty and its Subsidiaries, taken as a whole (the "Liberty Equity Affiliates"), to the knowledge of Liberty, is a corporation or partnership (A) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (B) has all requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it, or the nature of its activities, makes such qualification necessary, except in each case where such failure to be so existing and in good standing or to have such power and authority or to be so qualified to do business and be in good standing has not had, individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of Liberty and its Subsidiaries, taken as a whole. Liberty has delivered to TCI true and complete copies of its Restated Certificate of Incorporation and By-laws, as amended through and in effect on the date hereof.

         4.2 Authorization and Validity of Agreement. Liberty has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the approval of its stockholders specified in Section 4.15, to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance by Liberty of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Liberty Board and by all other necessary corporate action on the part of Liberty, subject, in the case of the consummation by it of the Liberty Merger, to such approval of Liberty's stockholders. This Agreement has been duly executed and delivered by Liberty and is a valid and binding obligation of Liberty, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

         4.3 Capitalization. The authorized capital stock of Liberty consists of 300 million shares of Liberty Class A Stock, 100 million shares of Liberty Class B Stock, 11,000 shares of Class A Redeemable Convertible Preferred Stock ("Liberty Class A Preferred"), 106,000 shares of Liberty Class B Preferred, 400,000 shares of Class C Redeemable Exchangeable Preferred Stock ("Liberty Class C Preferred"), 18,000 shares of Liberty Class D Preferred, two million shares of Liberty Class E Preferred and five million shares of Class F Serial Preferred Stock ("Liberty Class F Preferred"). As of the close of business on January 18, 1994, (i) 87,513,778 shares of Liberty Class A Stock were issued and outstanding, 56,000 shares were reserved for issuance upon exercise of outstanding Liberty Stock Options and no shares were held by Liberty in its treasury or by any Subsidiary of Liberty; (ii) 43,340,320 shares of Liberty Class B Stock were issued and outstanding and no shares were issued and held by Liberty in its treasury or by any Subsidiary of Liberty; (iii) no shares of Liberty Class A Preferred were issued and outstanding or held by Liberty in its treasury or by any Subsidiary of Liberty; (iv) 105,353 shares of Liberty Class B Preferred were issued and outstanding and no shares were held by Liberty in its treasury or by any Subsidiary of Liberty; (iv) no shares of Liberty Class C Preferred were issued or outstanding or held by Liberty in its treasury or by any Subsidiary of Liberty; (v) 17,238 shares of Liberty Class D Preferred were issued and outstanding and no shares were held by Liberty in its treasury or by any Subsidiary of Liberty; (vi) 1,675,096 shares of Liberty Class E Preferred were issued and outstanding and no shares were held by Liberty in its treasury or by any Subsidiary of Liberty; and (vii) no shares of Liberty Class F Preferred were issued and outstanding or held by Liberty in its treasury or by any Subsidiary of Liberty. All issued and outstanding shares of Liberty Common Stock and Liberty Preferred Stock have been validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any Federal or state securities laws. There are no issued or outstanding bonds, debentures, notes or other indebtedness of Liberty or any of its Subsidiaries which have the right to vote (or which are convertible into other securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt"). Except as set forth on Schedule 4.3, there are not as of the date hereof, and will not at any time to and including the Effective Time be, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character to or by which Liberty or any of its Subsidiaries is a party or is bound which, directly or indirectly, obligate Liberty or any of its Subsidiaries to issue, deliver or sell or cause to be issued, delivered or sold any additional shares of Liberty Common Stock or Liberty Preferred Stock or any other capital stock, equity interest or Voting Debt of Liberty or any Subsidiary of Liberty or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for any such shares, interests or Voting Debt or obligating Liberty or any of its Subsidiaries to grant, extend or enter into any such subscription, option, warrant, call or right. Since the close of business on January 18, 1994, no shares of capital stock of Liberty have been issued or have been transferred from Liberty's treasury. Immediately after the Effective Time, there will be no subscription, option, warrant, call, right, commitment or agreement which will entitle (conditionally or unconditionally) any person or entity to purchase or otherwise acquire, or will obligate (conditionally or unconditionally) the Liberty Surviving Corporation (as Liberty's successor) or any Subsidiary of the Liberty Surviving Corporation that was a Subsidiary of Liberty to sell, issue or deliver, any shares of capital stock, any other equity interest or any Voting Debt of the Liberty Surviving Corporation or obligating the Liberty Surviving Corporation or any such Subsidiary to grant, extend or enter into any such subscription, warrant, call, right, commitment or agreement. Except for the Liberty SIP and except as set forth on Schedule 4.3 or Schedule 4.12(a), neither Liberty nor any of its Subsidiaries has adopted, authorized or assumed any plans, arrangements or practices for the benefit of its officers, employees or directors which require or permit the issuance, sale, purchase or grant of any capital stock, other equity interests or Voting Debt of Liberty or any Subsidiary of Liberty, any other securities convertible into, or exercisable or exchangeable for, any such stock, interests or Voting Debt or any phantom shares, phantom equity interests or stock or equity appreciation rights.
Except as set forth on Schedule 4.3, all shares of capital stock of and all partnership or other equity interests in each Subsidiary of Liberty and in each Liberty Equity Affiliate owned directly or indirectly by Liberty are owned free and clear of any lien, security interest, pledge, charge, claim, option, right to acquire, restriction on transfer, voting restriction or agreement, or any other restriction or encumbrance of any nature whatsoever (a "Lien") and the shares of capital stock of each corporate Subsidiary of Liberty are validly issued, fully paid and nonassessable. Except as set forth on Schedule 4.3, there are not, and immediately after the Effective Time there will not be, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or other agreements of any character that, directly or indirectly,
(x) call for or relate to the sale, pledge, transfer or other disposition by Liberty or Liberty Surviving Corporation or any Subsidiary of Liberty or Liberty Surviving Corporation of any shares of capital stock, any partnership or other equity interests or any Voting Debt of any Subsidiary of Liberty or Liberty Surviving Corporation or of any Liberty Equity Affiliate owned directly or indirectly by Liberty or Liberty Surviving Corporation or any Subsidiary of Liberty or Liberty Surviving Corporation, or (y) relate to the voting or control of such capital stock, partnership or other equity interests or Voting Debt.

         4.4 Reports and Financial Statements. Liberty has heretofore made available to TCI true and complete copies of all reports, registration statements, definitive proxy statements and other documents (in each case together with all amendments thereto) filed by Liberty with the Commission since June 30, 1991 (such reports, registration statements, definitive proxy statements and other documents, together with any amendments thereto, are sometimes collectively referred to as the "Liberty Commission Filings"). The Liberty Commission Filings constitute all of the documents (other than preliminary material) that Liberty was required to file with the Commission since such date. As of their respective dates, each of the Liberty Commission Filings complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations under each such Act, and none of the Liberty Commission Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that no representation or warranty is made with respect to any information regarding TCI included in the Liberty Commission Filings which was furnished by TCI expressly for use therein). When filed with the Commission, the financial statements included in the Liberty Commission Filings complied as to form in all material respects with the applicable rules and regulations of the Commission and were prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and such financial statements fairly present the consolidated financial position of Liberty and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments. Except as and to the extent reflected or reserved against in the financial statements included in Liberty's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993 or as disclosed therein and except as set forth on Schedule 4.4, none of Liberty, any Subsidiary of Liberty or, to the knowledge of Liberty, any Liberty Equity Affiliate had as of such date any liability or obligation of any kind required to be reflected on a balance sheet of Liberty and its consolidated subsidiaries prepared in accordance with the applicable rules and regulations of the Commission which was material to the business, assets, results of operations or financial condition of Liberty and its Subsidiaries, taken as a whole. Since September 30, 1993, except as disclosed in the Liberty Commission Filings filed with the Commission prior to the date hereof and except as set forth on Schedule 4.4, none of Liberty, any Subsidiary of Liberty or, to the knowledge of Liberty, any Liberty Equity Affiliate has incurred any liability or obligation of any kind which, in any case or in the aggregate, is material to the business, assets, results of operations or financial condition of Liberty and its Subsidiaries, taken as a whole.

         4.5 No Approvals or Notices Required; No Conflict with Instruments. Except as set forth on Schedule 4.5, the execution and delivery by Liberty of this Agreement do not, and the performance by Liberty of its obligations hereunder and the consummation of the transactions contemplated hereby will not:

                 (i) assuming approval of the Merger Proposal by Liberty's stockholders as contemplated by Section 4.15, conflict with or violate the Restated Certificate of Incorporation or By-laws of Liberty or the charter or bylaws of any corporate Subsidiary of Liberty or the partnership agreement of any partnership Subsidiary of Liberty;

                 (ii) require any consent, approval, order or authorization of or other action by any Governmental Entity (as defined in clause
         (v) of this Section 4.5) (a "Government Consent") or any registration, qualification, declaration or filing with or notice to any Governmental Entity (a "Governmental Filing"), in each case on the part of or with respect to Liberty, any Subsidiary of Liberty or, to the knowledge of Liberty, any Liberty Equity Affiliate, the absence or omission of which would, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of Liberty and its Subsidiaries, taken as a whole, or the Liberty Surviving Corporation and its Subsidiaries, taken as a whole, except for (A) the filing with the Commission of the Joint Proxy Statement and the Registration Statement and such reports under Sections 13(a) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (B) the filing of the Liberty Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Liberty is qualified to do business, (C) such Government Consents and Governmental Filings (the "FCC Approvals") as may be required under the Communications Act of 1934, as amended (the "Communications Act"), (D) such Government Consents and Governmental Filings (the "Local Approvals") with foreign, state and local governmental authorities (including foreign, state and local authorities granting franchises to operate cable systems) as may be required with respect to the Licenses (as defined in Section 4.9) held by Liberty, any of its Subsidiaries or, to the knowledge of Liberty, any of the Liberty Equity Affiliates or as may otherwise be required under laws applicable to the conduct of the businesses of Liberty and its Subsidiaries in the ordinary course, (E) the Governmental Filings to be made on the part of or with respect to TCI referred to in clauses (ii)(A) and (ii)(B) of Section 5.5, as applicable, and such Government Consents and Governmental Filings as may be required in connection with the issuance of TCI/Liberty stock as contemplated hereby pursuant to state securities and blue sky laws; and (F) the Governmental Filings required pursuant to the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act");

                 (iii) require, on the part of Liberty, any Subsidiary of Liberty, or, to the knowledge of Liberty, any Liberty Equity Affiliate, any consent by or approval of (a "Contract Consent") or notice to (a "Contract Notice") any other person or entity

         (other than a Governmental Entity), whether under any License or other Contract (as defined in clause (iv) of this Section 4.5) or otherwise, the absence or omission of which would, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of Liberty and its Subsidiaries, taken as a whole, or the Liberty Surviving Corporation and its Subsidiaries, taken as a whole;

                 (iv) assuming that the Contract Consents and Contract Notices described on Schedule 4.5 are obtained and given and that any Government Consents and Governmental Filings required under any Licenses (as defined in Section 4.9) are obtained or made, conflict with, result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of any material benefit under or the creation of a Lien or other encumbrance on any assets pursuant to (any such conflict, violation, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") any Contract (which term shall mean and include any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument, employee benefit plan or practice, or other agreement, obligation, commitment or concession of any nature) to which Liberty, any Subsidiary of Liberty or, to the knowledge of Liberty, any Liberty Equity Affiliate is a party, by which Liberty, any Subsidiary of Liberty or, to the knowledge of Liberty, any Liberty Equity Affiliate or any of their respective assets or properties is bound or affected or pursuant to which Liberty, any Subsidiary of Liberty or, to the knowledge of Liberty, any Liberty Equity Affiliate is entitled to any rights or benefits (including the Licenses), except for such Violations which would not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of Liberty and its Subsidiaries, taken as a whole, or the Liberty Surviving Corporation and its Subsidiaries, taken as a whole; or

                 (v) assuming that the Merger Proposal is approved by Liberty's stockholders and assuming that the Government Consents and Governmental Filings specified in clause (ii) of this Section 4.5 are obtained, made and given, result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to Liberty, any Subsidiary of Liberty or, to the knowledge of Liberty, any Liberty Equity Affiliate or by which any of their respective properties or assets are bound or affected, except for such Violations which would not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of Liberty and its Subsidiaries, taken as a whole, or the Liberty Surviving Corporation and its Subsidiaries, taken as a whole. As used herein, the term "Governmental Entity" means and includes any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

         4.6 Absence of Certain Changes or Events. Except as otherwise disclosed in the Liberty Commission Filings filed with the Commission prior to the date hereof or as set forth on Schedule 4.6, during the period commencing on October 1, 1993 and ending on the date of this Agreement, (i) there has not been any material adverse change in, and no event has occurred and no condition exists which, individually or together with other events or conditions, has had a material adverse effect on, the business, assets, results of operations or financial condition of Liberty and its Subsidiaries, taken as a whole (excluding events or conditions generally affecting the cable television or cable programming industries in the United States or affecting general business or economic conditions in the United States) and (ii) neither Liberty nor any of its Subsidiaries has taken any action which, if taken after the date of this Agreement without the consent of TCI, would violate Section 7.4 hereof.

         4.7 Registration Statement; Proxy Statement. None of the information supplied or to be supplied by Liberty or any of its affiliates, directors, officers, employees, agents or representatives in writing specifically for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (i) the Registration Statement or any amendment or supplement thereto filed or to be filed by TCI/Liberty with the Commission under the Securities Act, (ii) the Joint Proxy Statement/Prospectus or (iii) any other documents filed or to be filed with the Commission or any other Governmental Entity in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Registration Statement or any amendment or supplement thereto, when the same becomes effective, at the time of the TCI Stockholders Meeting or the Liberty Stockholders Meeting or any other meeting of Liberty's stockholders or TCI's stockholders to be held in connection with the Mergers or at the Effective Time, and, in the case of the Joint Proxy Statement/Prospectus or any amendment or supplement thereto, at the time of mailing of the Joint Proxy Statement/Prospectus to Liberty's stockholders and TCI's stockholders or at the time of the Liberty Stockholders Meeting or the TCI Stockholders Meeting or any other meeting of Liberty's stockholders or TCI's stockholders to be held in connection with the Mergers, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Liberty Stockholders Meeting or the TCI Stockholders Meeting. For this purpose, any such information included or incorporated by reference in any such document will be deemed to have been so supplied in writing specifically for inclusion or incorporation therein if such document was available for review by Liberty a reasonable time before such document was filed (but the foregoing shall not be the exclusive manner in which it may be established that such information was so supplied). The Registration Statement and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the respective rules and regulations under each such Act.

         4.8 Legal Proceedings. Except as set forth in the Liberty Commission Filings filed with the Commission prior to the date hereof or as set forth on Schedule 4.8, (i) there is no suit, action or proceeding pending or, to the knowledge of Liberty, any investigation pending or any suit, action, proceeding or investigation threatened, against, involving or affecting Liberty, any Subsidiary of Liberty or, to the knowledge of Liberty, any Liberty Equity Affiliate or any of its or their properties or rights (excluding suits, actions, proceedings or investigations generally affecting the cable television or cable programming industries in a particular state or in the United States and to which neither Liberty nor any Subsidiary of Liberty is a party), which, if adversely determined, is, insofar as Liberty can reasonably foresee, reasonably likely to have, either individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of Liberty and its Subsidiaries, taken as a whole; (ii) there is no judgment, decree, Injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator applicable to Liberty, any Subsidiary of Liberty or, to the knowledge of Liberty, any Liberty Equity Affiliate having, or which, insofar as Liberty can reasonably foresee, is reasonably likely to have, either individually or in the aggregate, any such effect; and (iii) to the knowledge of Liberty, there is no action, suit, proceeding or investigation pending or threatened against Liberty which seeks to restrain, enjoin or delay the consummation of either Merger or any of the other transactions contemplated hereby or which seeks damages in connection therewith, and no Injunction of any type referred to in Section 8.1(d) has been entered or issued. The term "order" as used in the immediately preceding sentence shall not be deemed to include any Licenses.

         4.9 Licenses; Compliance With Regulatory Requirements; Intangible Property. Liberty, its Subsidiaries and, to the knowledge of Liberty, the Liberty Equity Affiliates, hold all licenses, franchises, ordinances, authorizations, permits, certificates, variances, exemptions, orders and approvals, domestic or foreign (collectively, the "Licenses") which are material to the operation of the businesses of Liberty and its Subsidiaries, taken as a whole. Each of Liberty, its Subsidiaries and, to the knowledge of Liberty, the Liberty Equity Affiliates is in compliance with, and has conducted its business so as to comply with, the terms of their respective Licenses and with all applicable laws, rules, regulations, ordinances and codes, domestic or foreign, including laws, rules, regulations, ordinances and codes relating to the protection of the environment, except where the failure so to comply has not had, either individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of Liberty and its Subsidiaries, taken as a whole. Without limiting the generality of the foregoing, Liberty, its Subsidiaries and, to the knowledge of Liberty, the Liberty Equity Affiliates, (i) have all Licenses (the "FCC Licenses") issued by the Federal Communications Commission (the "FCC") and all Licenses of foreign, state and local governmental authorities (the "Franchises") required for the operation of the cable television systems and related facilities (the "CATV Systems") being operated on the date hereof by Liberty, any of its Subsidiaries or, to the knowledge of Liberty, any of the Liberty Equity Affiliates, (ii) have duly and currently filed all reports and other information required to be filed by the FCC or any other Governmental Entity in connection with such FCC Licenses and Franchises and (iii) are not in violation of any of such FCC Licenses or Franchises, other than the lack of FCC Licenses or Franchises, delays in filing reports or possible violations which have not had and, insofar as can reasonably be foreseen, in the future will not have a material adverse effect on the business, assets, results of operations or financial condition of Liberty and its Subsidiaries, taken as a whole. Except as Liberty shall have previously advised TCI in writing, Liberty and its Subsidiaries own or have adequate rights to use all patents, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights as are material in connection with the businesses of Liberty and its Subsidiaries, taken as a whole.

         4.10    Brokers or Finders.   No agent, broker, investment banker,
financial advisor or other person or entity is or will be entitled, by reason of any agreement, act or statement by Liberty or any of its Subsidiaries, directors, officers, employees or affiliates, to any financial advisory, broker's, finder's or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement, except Merrill Lynch & Co ("Merrill Lynch"), whose fees and expenses and claims for indemnification and contribution will be paid by Liberty in accordance with Liberty's agreement with such firm (a copy of which has provided to TCI prior to the date hereof), and Liberty agrees to indemnify and hold TCI and TCI/Liberty harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions, expenses or claims for indemnification or contribution asserted by any person on the basis of any act or statement made or alleged to have been made by Liberty or any of its Subsidiaries, directors, officers, employees or affiliates.

         4.11 Tax Matters. Except as set forth on Schedule 4.11, to the knowledge of Liberty (i) there has been duly filed by or on behalf of Liberty and each of its Subsidiaries (and each of their respective predecessors (except that no representation or warranty is made as to TCI or any of its Subsidiaries)), or filing extensions from the appropriate Federal, state, foreign and local Governmental Entities have been obtained with respect to, all material Federal, state, foreign and local tax returns and reports required to be filed on or prior to the date hereof, (ii) payment in full or adequate provision for the payment of all taxes required to be paid in respect of the periods covered by such tax returns and reports has been made (except in respect of state, local and foreign taxes which are in the aggregate immaterial in amount) and (iii) a reserve which Liberty reasonably believes to be adequate has been set up for the payment of all such taxes anticipated to be payable in respect of periods through the date hereof. None of the Federal income tax returns required to be filed by or on behalf of Liberty and each of its Subsidiaries consolidated in such returns (and their respective predecessors (except that no representation or warranty is made as to TCI or any of its Subsidiaries)) under the Code or any predecessor statute (the "Liberty Consolidated Returns") are currently under examination by the Internal Revenue Service ("IRS"). There have not been any deficiencies or assessments asserted in writing by the IRS with respect to the Liberty Consolidated Returns. Except as set forth on Schedule 4.11, neither Liberty nor any of its Subsidiaries (nor any of their respective predecessors (except that no representation or warranty is made as to TCI or any of its Subsidiaries)) has, with regard to any assets or property held, acquired or to be acquired by Liberty or any of its Subsidiaries, filed a consent pursuant to Section 341(f) of the Code or any predecessor statute. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

         4.12    Employee Benefit Plans; ERISA.

                 (a) Schedule 4.12(a) contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to at any time since January 1, 1993 by Liberty or by any trade or business, whether or not incorporated (a "Liberty ERISA Affiliate"), that together with Liberty would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any employee or former employee of Liberty or any Liberty ERISA Affiliate including any such type of plan established, maintained or contributed to under the laws of any foreign country (the "Liberty Plans"). Schedule 4.12(a) identifies each Liberty Plan that is an "employee benefit plan," as defined in Section 3(3) of ERISA. Liberty has heretofore delivered to TCI true and complete copies of each Liberty Plan and, if the Liberty Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding document.

                 (b) Except as set forth in Schedule 4.12(b), (i) no Liberty Plan is subject to Title IV of ERISA or Section 412 of the Code and
(ii) neither Liberty nor any Liberty ERISA Affiliate made, or was required to make, contributions to any employee benefit plan subject to Title IV of ERISA during the five year period ending on the Effective Time.

                 (c) Concerning each Liberty Plan that is or has been subject to the funding requirements of Title I, Subtitle B, Part 3 of ERISA, the funding method used in connection with such Liberty Plan is, and at all times has been, acceptable under ERISA, each of the actuarial assumptions employed in connection with determining the funding of each such Liberty Plan is, and at all times has been, reasonable and satisfies the requirements of
Section 412(c)(3) of the Code and Section 302(c)(3) of ERISA, and Schedule 4.12(c) sets forth, as of the date hereof, (A) the actuarially determined present value of all benefit liabilities within the meaning of Section 4001(a)(16) of ERISA ("Liberty Benefit Liabilities") determined on an ongoing plan basis, employing in making such determination the same actuarial assumptions as were used in determining plan fundings for the most recently completed plan year unless any such assumption is not reasonable, in which event such assumption has been changed to a reasonable assumption, (B) the actuarially determined present value of all Liberty Benefit Liabilities under each such Liberty Plan employing in such determination the same actuarial assumptions, except turnover assumptions, as were used in determining funding for such plan for the most recently completed plan year unless any such assumption is not reasonable, in which event such assumption has been changed to a reasonable assumption, (C) the fair market value of the assets held to fund each such Liberty Plan, (D) the funding method used in connection with each such Liberty Plan and (E) identification of the amount and related plan with respect to which there is or has been any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA. Schedule 4.12(c) sets forth a reasonable good faith estimate of material changes between January 1, 1993 and the date hereof in the value of benefits or plan assets described in the preceding clause (A),
(B) or (C); Schedule 4.12(c) sets forth the information described in said clauses (A), (B), (C) and (D) as of the date hereof, including a separate statement of liabilities attributable to unpredictable contingent event benefits within the meaning of Section 412(l)(7)(B)(ii) of the Code and Section 302(d)(7)(B)(ii) of ERISA. The sum of the amount of unfunded Liberty Benefit Liabilities under all Liberty Plans (excluding each such plan with an amount of unfunded Liberty Benefit Liabilities of zero or less) is not more than $1,000,000; all contributions required by Section 515 of ERISA to be made by Liberty or any Liberty ERISA Affiliate to Liberty Plans have been timely made; with respect to any such Liberty Plan and concerning each Liberty Plan which is in whole or in part an "individual account plan" (as defined in Section 3(34) of ERISA), there is set forth in Schedule 4.12(c) (A) the amount of any liability of Liberty or any Liberty ERISA Affiliate for contributions due or to become due with respect to each such Liberty Plan for periods up to the date hereof, and the date any such amounts were paid and (B) the amount of any contribution accrued or paid or expected to be accrued or paid with respect to such Liberty Plan for the plan year in which the Effective Time occurs; with respect to any such Liberty Plan no such plan has been terminated or subject to a "spin-off" or "spin-off termination" or partial termination and no assets of any such Liberty Plan have been used or employed in a manner so as to subject them to an excise tax imposed under Section 4980 of the Code; each such Liberty Plan permits termination thereof, and distribution of any assets in excess of those required to pay Liberty Benefit Liabilities may be distributed to or for the benefit of Liberty or any Liberty ERISA Affiliate, and Section 4044(d) of ERISA would not prevent such reversion; and with respect to any such Liberty Plan, any reduction in benefits was preceded by an adequate and appropriate notice to the parties described in and as required by Section 204(h) of ERISA. There are no former employees or participants who are entitled to earn additional pension benefits by reason of "grow in" or other rights with respect to service or time periods after such employees have been terminated from employment with Liberty, or any Liberty ERISA Affiliates.

                 (d) Neither Liberty nor any Liberty ERISA Affiliate has engaged in any transaction described under Section 4069 of ERISA nor can any claim, encumbrance or other lien be imposed on Liberty, any Liberty ERISA Affiliates or assets of any of the foregoing under Section 4068 of ERISA.

                 (e) Each Liberty Plan that utilizes a funding vehicle described in Section 501(c)(9) of the Code or is subject to the provisions of
Section 505 of the Code has been the subject of a notification by the IRS that such funding vehicle qualifies for tax-exempt status under Section 501(c)(9) of the Code and/or such Liberty Plan complies with Section 505 of the Code, unless the IRS does not as a matter of policy issue such notification with respect to that particular type of plan. Each such Liberty Plan satisfies, where appropriate, the requirements of Sections 501(c)(9) and 505 of the Code.

                 (f) Schedule 4.12(f) contains a list of, and Liberty has delivered to TCI true and complete copies of, all other material personnel policy, stock option plan, collective bargaining agreement, bonus, incentive award, vacation pay, severance pay, consulting agreement or any other employee benefit plan, agreement, arrangement or understanding which Liberty or any Liberty ERISA Affiliate maintains, or to which Liberty or any Liberty ERISA Affiliate contributes, is required to contribute or has contributed since January 1, 1993, and which is not required under paragraph (a) or (b) above to be listed in Schedule 4.12(a) or (b), respectively (including, without limitation, with respect to any plans which are unwritten, a detailed written description of eligibility, participation, benefits, funding arrangements, assets and any other matters which relate to the obligations of Liberty or any Liberty ERISA Affiliate).

                 (g) Liberty and each Liberty ERISA Affiliate have complied in all material respects with all requirements for premium payments, including any interest and penalty charges for late payment, due the Pension Benefit Guaranty Corporation ("PBGC") with respect to each Liberty Plan and each separate plan year for which any premiums are required. Except as set forth in Schedule 4.12(g), and except for transactions required by this Agreement, from the period commencing January 1, 1987 through the Effective Time there has been no "reportable event" (as defined in Section 4043(b) of ERISA and the regulations promulgated by the PBGC thereunder) with respect to any Liberty Plan subject to Title IV of ERISA for which notice to the PBGC has not, by rule or regulation, been waived. There is not any unsatisfied material liability to the PBGC which has been incurred by Liberty or any Liberty ERISA Affiliate on account of any Liberty Plan subject to Title IV of ERISA. From the period commencing January 1, 1987 through the Effective Time, no filing has been or will be made by Liberty or any Liberty ERISA Affiliate with the PBGC to terminate, nor has any proceeding been commenced by the PBGC to terminate, any Liberty Plan subject to Title IV of ERISA which was maintained, or wholly or partially funded, by Liberty or any Liberty ERISA Affiliate. Neither Liberty nor any Liberty Equity Affiliate (i) has ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (ii) has withdrawn from any Liberty Plan with respect to which it is a substantial employer so as to become subject to the provisions of Section 4063 of ERISA,
(iii) has ceased contributions on or before the Effective Time to any Liberty Plan subject to Section 4064(a) of ERISA to which Liberty or any Liberty ERISA Affiliate has made contributions during the five calendar years prior to the Effective Time, or (iv) has incurred a complete or partial withdrawal from any Liberty Plan that is a multiemployer plan (as defined in either Section 3(37) or Section 4001(a)(3) of ERISA (a "Multiemployer Plan")) so as to incur withdrawal liability as defined in Section 4201 of ERISA (without regard to any subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA). No employee pension benefit plan which is a Multiemployer Plan to which Liberty or any Liberty ERISA Affiliate contributes is in "reorganization" (as defined in Section 4241 of ERISA) or "insolvent" (as defined in Section 4245 of ERISA). There is not now, nor can there ever be, any liability under
Section 4064 of ERISA to Liberty or any Liberty ERISA Affiliate by reason of participation in any Liberty Plan by Liberty or any Liberty ERISA Affiliate on or prior to the Effective Time. There has been no amendment to any Liberty Plan that would require the furnishing of security under Section 401(a)(29) of the Code. There has been no event or circumstance and there can be no event or circumstance which has or may result in any liability being asserted by any Liberty Plan, the PBGC or any other person or entity under Title IV of ERISA against Liberty or any Liberty ERISA Affiliate or against TCI/Liberty (assuming consummation of the Mergers). Neither Liberty nor any Liberty ERISA Affiliate has any liability to any Liberty Plan for contributions under Section 412(m) of the Code or Section 302(e) of ERISA, nor has any claim, encumbrance or other lien been imposed under Section 412(n) of the Code or Section 302(f) of ERISA nor is there any liability for excise taxes imposed under Section 4971 of the Code, and all liabilities arising under Section 412(c)(11) of the Code with respect to contributions to any Liberty Plan have been set forth in
Schedule 4.12(g). Copies of any notices to the PBGC under Section 412(n) of the Code or Section 302(f) of ERISA with respect to any Liberty Plan have been delivered to TCI; and copies of notices required to be given to participants under Section 101(d) of ERISA with respect to any Liberty Plan have previously been delivered to TCI.

                 (h) True and complete copies of each plan, agreement, arrangement or understanding referred to in Schedule 4.12(g), the most recent determination letter issued by the IRS with respect to each Liberty Plan, annual reports on Form 5500 required to be filed with any Governmental Entity for each Liberty Plan which is an employee pension benefit plan for the three most recent plan years and all actuarial reports for the last two plan years of each Liberty Plan, other than an "individual account plan," have heretofore been delivered by Liberty to TCI.

                 (i) Except as set forth in Schedule 4.12(i), neither Liberty nor any Liberty ERISA Affiliate is a party to or bound by the terms of any collective bargaining agreement. Liberty and each Liberty ERISA Affiliate is in compliance in all material respects with all applicable laws respecting the employment and employment practices, terms and conditions of employment and wage and hours of its employees and is not engaged in any unfair labor practice. To the knowledge of Liberty, all of the employees of Liberty and the Liberty ERISA Affiliates who work in the United States are lawfully authorized to work in the United States according to federal immigration laws. There is no labor strike or labor disturbance pending or, to the knowledge of Liberty threatened against Liberty or any Liberty ERISA Affiliate, and during the past five years neither Liberty nor any Liberty ERISA Affiliate has experienced a work stoppage.

                 (j) Each Liberty Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, Section 406 of ERISA and Section 4975 of the Code.

                 (k) Each Liberty Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code.

                 (l) Except as set forth in Schedule 4.12(l), no Liberty Plan provides benefits, including without limitation death or medical benefits, with respect to current or former employees of Liberty or any Liberty ERISA Affiliate beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law and (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA).

                 (m) Except as set forth in Schedule 4.12(m), there are no material pending, threatened or anticipated claims by or on behalf of any Liberty Plan, by any employee or beneficiary covered under an such Liberty Plan, or otherwise involving any such Plan (other than routine claims for benefits).

         4.13 Fairness Opinion. On January 24, 1994, Liberty received a written opinion of Merrill Lynch, to the effect that, as of such date, the respective exchange ratios in the Liberty Merger and the TCI Merger, taken together, are fair to the holders of the shares of Liberty Common Stock (other than TCI or its affiliates) from a financial point of view.

         4.14 Recommendation of Liberty Board. The Liberty Board at a meeting duly called and held on January 24, 1994, and acting on the unanimous recommendation of a special committee of outside directors, has, by resolutions adopted by at least 75% of the members of the entire Liberty Board, (i) determined that the Merger Proposal is fair to, and in the best interests of, the stockholders of Liberty (other than TCI and its Subsidiaries), (ii) approved this Agreement and the transactions contemplated hereby and (iii) recommended that the stockholders of Liberty approve and adopt the Merger Proposal.

         4.15 Vote Required. The only vote of stockholders of Liberty required under the DGCL and Liberty's Restated Certificate of Incorporation and By-laws in order to approve and adopt the Merger Proposal is the affirmative vote of the holders of (i) a majority of the aggregate voting power of the issued and outstanding shares of Liberty Class A Stock and Liberty Class B Stock voting together as a single class, (ii) at least 66-2/3% of the number of shares of Liberty Class B Preferred voting as a separate class and (iii) at least 66-2/3% of the number of shares of Liberty Class D Preferred voting as a separate class, and no vote or approval of or other action by the holders of any other class of the Liberty Preferred Stock is required.


                                   ARTICLE V

                     Representations and Warranties of TCI

         TCI hereby represents and warrants to each of Liberty and TCI/Liberty as follows:

         5.1 Organization. Each of TCI and TCI's "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X, but excluding Liberty and its Subsidiaries) (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing has not had, either individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of TCI and its Subsidiaries, taken as a whole. Each entity (excluding Liberty and its Subsidiaries) in which TCI, directly or through one or more of its Subsidiaries, has an investment accounted for by the equity method which is material to the business, assets, results of operations or financial condition of TCI and its Subsidiaries, taken as a whole (the "TCI Equity Affiliates"), to the knowledge of TCI, is a corporation or partnership (A) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (B) has all requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it, or the nature of its activities, makes such qualification necessary, except in each case where such failure to be so existing and in good standing or to have such power and authority or to be so qualified to do business and be in good standing has not had, individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of TCI and its Subsidiaries, taken as a whole. TCI has delivered to Liberty true and complete copies of its Restated Certificate of Incorporation and By-laws, as amended through and in effect on the date hereof.

         5.2 Authorization and Validity of Agreement. TCI has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the approval of its stockholders specified in Section 5.15, perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by TCI of this Agreement and the consummation by TCI of the transactions contemplated hereby have been duly authorized by the TCI Board and by all other necessary corporate action on its part, subject, in the case of consummation by it of the TCI Merger, to such approval of TCI's stockholders. This Agreement has been duly executed and delivered by TCI and is a valid and binding obligation of TCI, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

         5.3 Capitalization of TCI. The authorized capital stock of TCI consists of one billion shares of TCI Class A Stock, 100 million shares of TCI Class B Stock and ten million shares of "blank-check" preferred stock, of which 6,201 shares have been designated "Convertible Preferred Stock Series C" pursuant to Section 151(g) of the DGCL. As of the close of business on December 31, 1993, (i) 481,836,852 shares of TCI Class A Stock were issued and outstanding, 8,321,186 shares were reserved for issuance upon exercise of TCI Stock Options, 1,265,004 shares were reserved for issuance upon conversion of the TCI Preferred Stock, 41,060,990 shares were reserved for issuance upon conversion of outstanding convertible debt securities and 79,335,038 shares were held by TCI in its treasury or by its Subsidiaries; (ii) 47,258,787 shares of TCI Class B Stock were issued and outstanding and no shares were held by TCI in its treasury or by any Subsidiary; and (iii) 6,201 shares of TCI Preferred Stock were issued and outstanding and no shares were held by TCI in its treasury or by its Subsidiaries. All issued and outstanding shares of TCI Common Stock and TCI Preferred Stock have been validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any Federal or state securities laws. TCI has no issued or outstanding Voting Debt. Except as set forth on
Schedule 5.3, there are not, as of the date hereof, and will not at any time to and including the Effective Time be, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreement of any character to or by which TCI or any of its Subsidiaries is a party or is bound which, directly or indirectly, obligate TCI or any of its Subsidiaries to issue, deliver or sell or cause to be issued, delivered or sold any additional shares of TCI Class A Stock, TCI Class B Stock, TCI Preferred Stock or any other capital stock, equity interest or Voting Debt of TCI or any Subsidiary of TCI or any other securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for any such shares, interests or Voting Debt or obligating TCI or any of its Subsidiaries to grant, extend or enter into any such subscription, option, warrant, call or right. Except as set forth on Schedule 5.3, since the close of business on December 31, 1993, no shares of capital stock of TCI have been issued or have been transferred from TCI's treasury. Immediately after the Effective Time, there will be no subscription, option, warrant, call, right, commitment or agreement which will entitle (conditionally or unconditionally) any person or entity to purchase or otherwise acquire, or will obligate (conditionally or unconditionally) the TCI Surviving Corporation (as TCI's successor) or any Subsidiary of the TCI Surviving Corporation that was a Subsidiary of TCI to sell, issue or deliver, any shares of capital stock, any other equity interest or any Voting Debt of the TCI Surviving Corporation or obligating the TCI Surviving Corporation or any such Subsidiary to grant, extend or enter into any such subscription, warrant, call, right, commitment or agreement. Except for the TCI Incentive Plans and except as set forth on Schedule 5.3 or Schedule 5.12(a), neither TCI nor any of its Subsidiaries has adopted, authorized or assumed any plans, arrangements or practices for the benefit of its officers, employees or directors which require or permit the issuance, sale, purchase or grant of any capital stock, other equity interests or Voting Debt of TCI or any Subsidiary of TCI, any other securities convertible into, or exercisable or exchangeable for, any such stock, interests or Voting Debt or any phantom shares, phantom equity interests or stock or equity appreciation rights.
Except as set forth on Schedule 5.3, all shares of capital stock of and all partnership or other equity interests in each Subsidiary of TCI and in each TCI Equity Affiliate owned directly or indirectly by TCI are owned free and clear of any Lien and the shares of capital stock of each corporate Subsidiary of TCI are validly issued, fully paid and nonassessable. Except as set forth on
Schedule 5.3, there are not, and immediately after the Effective Time there will not be, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or other agreements of any character that, directly or indirectly, (x) call for or relate to the sale, pledge, transfer or other disposition by TCI or TCI Surviving Corporation or any Subsidiary of TCI or TCI Surviving Corporation of any shares of capital stock, any partnership or other equity interests or any Voting Debt of any Subsidiary of TCI or TCI Surviving Corporation or of any TCI Equity Affiliate owned directly or indirectly by TCI or TCI Surviving Corporation or any Subsidiary of TCI or TCI Surviving Corporation, or (y) relate to the voting or control of such capital stock, partnership or other equity interests or Voting Debt.

         5.4 TCI Reports and Financial Statements. TCI has heretofore made available to Liberty true and complete copies of all reports, registration statements, definitive proxy statements and other documents (in each case together with all amendments thereto) filed by TCI with the Commission since January 1, 1991 (such reports, registration statements, definitive proxy statements and other documents, together with any amendments thereto, are sometimes collectively referred to as the "TCI Commission Filings"). The TCI Commission Filings constitute all of the documents (other than preliminary material) that TCI was required to file with the Commission since such date.
As of their respective dates, each of the TCI Commission Filings complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations under each such Act, and none of the TCI Commission Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that no representation or warranty is made with respect to any information regarding Liberty included in the TCI Commission Filings which was furnished by Liberty expressly for use therein). When filed with the Commission, the financial statements included in the TCI Commission Filings complied as to form in all material respects with the applicable rules and regulations of the Commission and were prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and such financial statements fairly present the consolidated financial position of TCI and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments. Except as and to the extent reflected or reserved against in the financial statements included in TCI's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993 or as disclosed therein and except as set forth on Schedule 5.4, none of TCI, any of TCI's Subsidiaries or, to the knowledge of TCI, any TCI Equity Affiliate had as of such date any liability or obligation of any kind required to be reflected on a balance sheet of TCI and its consolidated Subsidiaries prepared in accordance with the applicable rules and regulations of the Commission which was material to the business, assets, results of operations or financial condition of TCI and its Subsidiaries, taken as a whole. Since September 30, 1993, except as disclosed in the TCI Commission Filings filed with the Commission prior to the date hereof and except as set forth on Schedule 5.4, none of TCI, any of TCI's Subsidiaries or, to the knowledge of TCI, any TCI Equity Affiliate has incurred any liability or obligation of any kind which, in any case or in the aggregate, is material to the business, assets, results of operations or financial condition of TCI and its Subsidiaries, taken as a whole.

         5.5 No Approvals or Notices Required; No Conflict with Instruments. Except as set forth on Schedule 5.5, the execution and delivery by TCI of this Agreement do not, and the performance by TCI of its obligations hereunder and the consummation of the transactions contemplated hereby will not:

                 (i) assuming approval of the Merger Proposal by TCI's stockholders as contemplated by Section 5.15, conflict with or violate the Restated Certificate of Incorporation or By-laws of TCI or any corporate Subsidiary of TCI or the partnership agreement or any partnership Subsidiary or TCI;

                 (ii) require any Government Consent or Governmental Filing, in each case on the part of or with respect to TCI, any Subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate, the absence or omission of which would, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of TCI and its Subsidiaries, taken as a whole, or the TCI Surviving Corporation and its Subsidiaries, taken as a whole, except for (A) the filing with the Commission of the Joint Proxy Statement, the Registration Statement, and such reports and other documents, if any, under Sections 12(g), 13(a), 13(d) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (B) the filing of the TCI Certificate of Merger with the Secretary of State of the State of Delaware, and appropriate documents with the relevant authorities of other states in which TCI is qualified to do business, (C) the FCC Approvals and the Local Approvals, (D) such Government Consents and Governmental Filings as may be required in connection with the issuance of TCI/Liberty stock as contemplated hereby pursuant to state securities and blue sky laws,
         (E) the Governmental Filings to be made on the part of or with respect to Liberty referred to in clauses (ii)(A) and (B) of Section 4.5 and
         (F) the Governmental Filings required pursuant to the pre-merger notification requirements of the HSR Act;

                 (iii) require, on the part of TCI, any Subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate, any Contract Consent or Contract Notice, the absence or omission of which would, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of TCI and its Subsidiaries, taken as a whole, or the TCI Surviving Corporation and its Subsidiaries, taken as a whole;

                 (iv) assuming that the Contract Consents and Contract Notices described on Schedule 5.5 are obtained and given and that any Government Consents and Governmental Filings required under any Licenses are obtained or made, result in any Violation of any Contract to which TCI, any Subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate is a party, by which TCI, any Subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate or any of their respective assets or properties is bound or affected or pursuant to which TCI, any Subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate is entitled to any rights or benefits, except for such Violations which would not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of TCI and its Subsidiaries, taken as a whole, or the TCI Surviving Corporation and its Subsidiaries, taken as a whole; or

                 (v) assuming that the Merger Proposal is approved by TCI's stockholders and assuming that the Government Consents and Governmental Filings specified in clause (ii) of this Section 5.5 are obtained, made and given, result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to TCI, any Subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate or by which any of their respective properties or assets are bound or affected, except for such Violations which would not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of TCI and its Subsidiaries, taken as a whole, or the TCI Surviving Corporation and its Subsidiaries, taken as a whole.

         5.6 Absence of Certain Changes or Events. Except as otherwise disclosed in the TCI Commission Filings filed with the Commission prior to the date hereof or as set forth on Schedule 5.6, during the period commencing on October 1, 1993 and ending on the date of this Agreement, (i) there has not been any material adverse change in, and no event has occurred and no condition exists which, individually or together with other events or conditions, has had a material adverse effect on, the business, assets, results of operations or financial condition of TCI and its Subsidiaries, taken as a whole (excluding events or conditions generally affecting the cable television or cable programming industries in the United States or affecting general business or economic conditions in the United States) and (ii) neither TCI nor any of its Subsidiaries has taken any action which, if taken after the date of this Agreement without the consent of Liberty, would violate Section 7.4 hereof.

         5.7 Registration Statement; Proxy Statement. None of the information supplied or to be supplied by TCI or any of its affiliates, directors, officers, employees, agents or representatives in writing specifically for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (i) the Registration Statement or any amendment or supplement thereto, (ii) the Joint Proxy Statement/Prospectus or (iii) any other documents filed or to be filed with the Commission or any other Governmental Entity in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Registration Statement or any amendment or supplement thereto, when the same becomes effective, at the time of the TCI Stockholders Meeting or the Liberty Stockholders Meeting or any other meeting of TCI's stockholders or Liberty's stockholders to be held in connection with the Mergers or at the Effective Time, and, in the case of the Joint Proxy Statement/Prospectus or any amendment or supplement thereto, at the time of mailing of the Joint Proxy Statement/Prospectus to TCI's and Liberty's stockholders or at the time of the TCI Stockholders Meeting or the Liberty Stockholders Meeting, or any other meeting of TCI's stockholders or Liberty's stockholders to be held in connection with the Mergers, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Liberty Stockholders Meeting or the TCI Stockholders Meeting. For this purpose, any such information included or incorporated by reference in any such document will be deemed to have been so supplied in writing specifically for inclusion or incorporation therein if such document was available for review by TCI a reasonable time before such document was filed (but the foregoing shall not be the exclusive manner in which it may be established that such information was so supplied). The Registration Statement and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the respective rules and regulations under each such Act.

         5.8 Legal Proceedings. Except as set forth in the TCI Commission Filings filed with the Commission prior to the date hereof or as set forth on
Schedule 5.8, (i) there is no suit, action or proceeding pending or, to the knowledge of TCI, any investigation pending or any suit, action, proceeding or investigation threatened, against, involving or affecting TCI, any Subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate or any of its or their properties or rights (excluding suits, actions, proceedings or investigations generally affecting the cable television industry in a particular state or in the United States and to which neither TCI nor any Subsidiary of TCI is a party), which, if adversely determined, is, insofar as TCI can reasonably foresee, reasonably likely to have, either individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of TCI and its Subsidiaries, taken as a whole; (ii) there is no judgment, decree, Injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator applicable to TCI, any Subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate having, or which, insofar as TCI can reasonably foresee, is reasonably likely to have, either individually or in the aggregate, any such effect; and (iii) to the knowledge of TCI, there is no action, suit, proceeding or investigation pending or threatened against TCI which seeks to restrain, enjoin or delay the consummation of either Merger or any of the other transactions contemplated hereby or which seeks damages in connection therewith, and no Injunction of any type referred to in Section 8.1(d) has been entered or issued. The term "order" as used in the immediately preceding sentence shall not be deemed to include any Licenses.

         5.9 Licenses; Compliance with Regulatory Requirements; Intangible Property. TCI, its Subsidiaries and, to the knowledge of TCI, the TCI Equity Affiliates hold all Licenses which are material to the operation of the businesses of TCI and its Subsidiaries, taken as a whole. Each of TCI, its Subsidiaries and, to the knowledge of TCI, the TCI Equity Affiliates is in compliance with, and has conducted its business so as to comply with, the terms of their respective Licenses and with all applicable laws, rules, regulations, ordinances and codes, domestic or foreign, including laws, rules, regulations, ordinances and codes relating to the protection of the environment, except where the failure so to comply has not had, either individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of TCI and its Subsidiaries, taken as a whole. Without limiting the generality of the foregoing, TCI, its Subsidiaries and, to the knowledge of TCI, the TCI Equity Affiliates (i) have all FCC Licenses and Franchises required for the operation of the CATV Systems being operated on the date hereof by TCI, any of its Subsidiaries, or, to the knowledge of TCI, any TCI Equity Affiliate, (ii) have duly and currently filed all reports and other information required to be filed by the FCC or any other Governmental Entity in connection with such FCC Licenses and Franchises and
(iii) are not in violation of any of such FCC Licenses or Franchises, other than the lack of FCC Licenses or Franchises, delays in filing reports or possible violations which have not had and, insofar as can reasonably be foreseen, in the future will not have a material adverse effect on the business, assets, results of operations or financial condition of TCI and its Subsidiaries, taken as a whole. TCI and its Subsidiaries own or have adequate rights to use all patents, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights as are material in connection with the businesses of TCI and its Subsidiaries, taken as a whole.

         5.10 Brokers or Finders. No agent, broker, investment banker, financial advisor or other person or entity is or will be entitled, by reason of any agreement, act or statement by TCI or any of its Subsidiaries, directors, officers, employees or affiliates, to any financial advisory, broker's, finder's or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement, except CS First Boston, whose fees and expenses and claims for indemnification and contribution will be paid by TCI in accordance with TCI's agreement with such firm (a copy of which has been (or following its execution by TCI will promptly be) provided to Liberty), and TCI agrees to indemnify and hold Liberty and TCI/Liberty harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions, expenses or claims for indemnification or contribution asserted by any person on the basis of any act or statement made or alleged to have been made by TCI or any of its Subsidiaries, directors, officers, employees or affiliates.

         5.11 Tax Matters. Except as set forth on Schedule 5.11, to the knowledge of TCI,

(i) there has been duly filed by or on behalf of TCI and each of its Subsidiaries (and each of their respective predecessors (except that no representation or warranty is made as to Liberty or any of its Subsidiaries)), or filing extensions from the appropriate Federal, state, foreign and local Governmental Entities have been obtained with respect to, all material Federal, state, foreign and local tax returns and reports required to be filed on or prior to the date hereof, (ii) payment in full or adequate provision for the payment of all taxes required to be paid in respect of the periods covered by such tax returns and reports has been made (except in respect of state, local and foreign taxes which are in the aggregate immaterial in amount) and (iii) a reserve which TCI reasonably believes to be adequate has been set up for the payment of all such taxes anticipated to be payable in respect of periods through the date hereof. Except as set forth on Schedule 5.11, none of the Federal income tax returns required to be filed by or on behalf of TCI and each of its Subsidiaries consolidated in such returns (and their respective predecessors (except that no representation or warranty is made as to Liberty or any of its Subsidiaries)) under the Code or any predecessor statute (the "TCI Consolidated Returns") are currently under examination by the IRS. There have not been any deficiencies or assessments asserted in writing by the IRS with respect to the TCI Consolidated Returns. Except as set forth on Schedule 5.11, neither TCI nor any of its Subsidiaries (nor any of their respective predecessors (except that no representation or warranty is made as to Liberty or any of its Subsidiaries)) has, with regard to any assets or property held, acquired or to be acquired by TCI or any of its Subsidiaries, filed a consent pursuant to Section 341(f) of the Code or any predecessor statute.

         5.12    Employee Benefit Plans; ERISA.

                 (a) Schedule 5.12(a) contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to at any time since January 1, 1993 by TCI or by any trade or business, whether or not incorporated (a "TCI ERISA Affiliate"), that together with TCI would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any employee or former employee of TCI or any TCI ERISA Affiliate including any such type of plan established, maintained or contributed to under the laws of any foreign country (the "TCI Plans"). Schedule 5.12(a) identifies each TCI Plan that is an "employee benefit plan," as defined in Section 3(3) of ERISA. TCI has heretofore delivered to Liberty true and complete copies of each TCI Plan and, if the TCI Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding document.

                 (b) Except as set forth in Schedule 5.12(b), (i) no TCI Plan is subject to Title IV of ERISA or Section 412 of the Code and (ii) neither TCI nor any TCI ERISA Affiliate made, or was required to make, contributions to any employee benefit plan subject to Title IV of ERISA during the five year period ending on the Effective Time.

                 (c) Concerning each TCI Plan that is or has been subject to the funding requirements of Title I, Subtitle B, Part 3 of ERISA, the funding method used in connection with such TCI Plan is, and at all times has been, acceptable under ERISA, each of the actuarial assumptions employed in connection with determining the funding of each such TCI Plan is, and at all times has been, reasonable and satisfies the requirements of Section 412(c)(3) of the Code and Section 302(c)(3) of ERISA, and Schedule 5.12(c) sets forth, as of the date hereof, (A) the actuarially determined present value of all benefit liabilities within the meaning of Section 4001(a)(16) of ERISA ("TCI Benefit Liabilities") determined on an ongoing plan basis, employing in making such determination the same actuarial assumptions as were used in determining plan fundings for the most recently completed plan year unless any such assumption is not reasonable, in which event such assumption has been changed to a reasonable assumption, (B) the actuarially determined present value of all TCI Benefit Liabilities under each such TCI Plan employing in such determination the same actuarial assumptions, except turnover assumptions, as were used in determining funding for such plan for the most recently completed plan year unless any such assumption is not reasonable, in which event such assumption has been changed to a reasonable assumption, (C) the fair market value of the assets held to fund each such TCI Plan, (D) the funding method used in connection with each such TCI Plan and (E) identification of the amount and related plan with respect to which there is or has been any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA. Schedule 5.12(c) sets forth a reasonable good faith estimate of material changes between January 1, 1993 and the date hereof in the value of benefits or plan assets described in the preceding clause (A), (B) or (C); Schedule 5.12(c) sets forth the information described in said clauses (A), (B), (C) and (D) as of the date hereof, including a separate statement of liabilities attributable to unpredictable contingent event benefits within the meaning of Section 412(l)(7)(B)(ii) of the Code and Section 302(d)(7)(B)(ii) of ERISA. The sum of the amount of unfunded TCI Benefit Liabilities under all TCI Plans (excluding each such plan with an amount of unfunded Benefit Liabilities of zero or less) is not more than $1,000,000; all contributions required by Section 515 of ERISA to be made by TCI or any TCI ERISA Affiliate to TCI Plans have been timely made; with respect to any such TCI Plan and concerning each TCI Plan which is in whole or in part an "individual account plan" (as defined in Section 3(34) of ERISA), there is set forth in Schedule 5.12(c) (A) the amount of any liability of TCI or any TCI ERISA Affiliate for contributions due or to become due with respect to each such TCI Plan for periods up to the date hereof, and the date any such amounts were paid and (B) the amount of any contribution accrued or paid or expected to be accrued or paid with respect to such TCI Plan for the plan year in which the Effective Time occurs; with respect to any such TCI Plan no such plan has been terminated or subject to a "spin-off" or "spin-off termination" or partial termination and no assets of any such TCI Plan have been used or employed in a manner so as to subject them to an excise tax imposed under Section 4980 of the Code; each such TCI Plan permits termination thereof, and distribution of any assets in excess of those required to pay TCI Benefit Liabilities may be distributed to or for the benefit of TCI or any TCI ERISA Affiliate, and Section 4044(d) of ERISA would not prevent such reversion; and with respect to any such TCI Plan, any reduction in benefits was preceded by an adequate and appropriate notice to the parties described in and as required by

Section 204(h) of ERISA. There are no former employees or participants who are entitled to earn additional pension benefits by reason of "grow in" or other rights with respect to service or time periods after such employees have been terminated from employment with TCI, or any TCI ERISA Affiliates.

                 (d) Neither TCI nor any TCI ERISA Affiliate has engaged in any transaction described under Section 4069 of ERISA nor can any claim, encumbrance or other lien be imposed on TCI, any TCI ERISA Affiliates or assets of any of the foregoing under Section 4068 of ERISA.

                 (e) Each TCI Plan that utilizes a funding vehicle described in Section 501(c)(9) of the Code or is subject to the provisions of
Section 505 of the Code has been the subject of a notification by the IRS that such funding vehicle qualifies for tax-exempt status under Section 501(c)(9) of the Code and/or such TCI Plan complies with Section 505 of the Code, unless the IRS does not as a matter of policy issue such notification with respect to that particular type of plan. Each such TCI Plan satisfies, where appropriate, the requirements of Sections 501(c)(9) and 505 of the Code.

                 (f) Schedule 5.12(f) contains a list of, and TCI has delivered to Liberty true and complete copies of, all other material personnel policy, stock option plan, collective bargaining agreement, bonus, incentive award, vacation pay, severance pay, consulting agreement or any other employee benefit plan, agreement, arrangement or understanding which TCI or any TCI ERISA Affiliate maintains, or to which TCI or any TCI ERISA Affiliate contributes, is required to contribute or has contributed since January 1, 1993, and which is not required under paragraph (a) or (b) above to be listed in Schedule 5.12(a) or (b), respectively (including, without limitation, with respect to any plans which are unwritten, a detailed written description of eligibility, participation, benefits, funding arrangements, assets and any other matters which relate to the obligations of TCI or any TCI ERISA Affiliate).

                 (g) TCI and each TCI ERISA Affiliate have complied in all material respects with all requirements for premium payments, including any interest and penalty charges for late payment, due the Pension Benefit Guaranty Corporation ("PBGC") with respect to each TCI Plan and each separate plan year for which any premiums are required. Except as set forth in Schedule 5.12(g), and except for transactions required by this Agreement, from the period commencing January 1, 1987 through the Effective Time there has been no "reportable event" (as defined in Section 4043(b) of ERISA and the regulations promulgated by the PBGC thereunder) with respect to any TCI Plan subject to Title IV of ERISA for which notice to the PBGC has not, by rule or regulation, been waived. There is not any unsatisfied material liability to the PBGC which has been incurred by TCI or any TCI ERISA Affiliate on account of any TCI Plan subject to Title IV of ERISA. From the period commencing January 1, 1987 through the Effective Time, no filing has been or will be made by TCI or any TCI ERISA Affiliate with the PBGC to terminate, nor has any proceeding been commenced by the PBGC to terminate, any TCI Plan subject to Title IV of ERISA which was maintained, or wholly or partially funded, by TCI or any TCI ERISA Affiliate. Neither TCI nor any TCI Equity

Affiliate (i) has ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (ii) has withdrawn from any TCI Plan with respect to which it is a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, (iii) has ceased contributions on or before the Effective Time to any TCI Plan subject to Section 4064(a) of ERISA to which TCI or any TCI ERISA Affiliate has made contributions during the five calendar years prior to the Effective Time, or (iv) has incurred a complete or partial withdrawal from any TCI Plan that is a multiemployer plan (as defined in either Section 3(37) or Section 4001(a)(3) of ERISA (a "Multiemployer Plan")) so as to incur withdrawal liability as defined in
Section 4201 of ERISA (without regard to any subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA). No employee pension benefit which is a Multiemployer Plan to which TCI or any TCI ERISA Affiliate contributes is in "reorganization" (as defined in Section 4241 of ERISA) or "insolvent" (as defined in Section 4245 of ERISA). There is not now, nor can there ever be, any liability under Section 4064 of ERISA to TCI or any TCI ERISA Affiliate by reason of participation in any TCI Plan by TCI or any TCI ERISA Affiliate on or prior to the Effective Time. There has been no amendment to any TCI Plan that would require the furnishing of security under Section 401(a)(29) of the Code. There has been no event or circumstance and there can be no event or circumstance which has or may result in any liability being asserted by any TCI Plan, the PBGC or any other person or entity under Title IV of ERISA against TCI or any TCI ERISA Affiliate or against TCI/Liberty (assuming consummation of the Mergers). Neither TCI nor any TCI ERISA Affiliate has any liability to any TCI Plan for contributions under Section 412(m) of the Code or Section 302(e) of ERISA, nor has any claim, encumbrance or other lien been imposed under Section 412(n) of the Code or Section 302(f) of ERISA nor is there any liability for excise taxes imposed under Section 4971 of the Code, and all liabilities arising under Section 412(c)(11) of the Code with respect to contributions to any TCI Plan have been set forth in Schedule 5.12(g). Copies of any notices to the PBGC under Section 412(n) of the Code or
Section 302(f) of ERISA with respect to any TCI Plan have been delivered to Liberty; and copies of notices required to be given to participants under
Section 101(d) of ERISA with respect to any TCI Plan have previously been delivered to Liberty.

                 (h) True and complete copies of each plan, agreement, arrangement or understanding referred to in Schedule 5.12(g), the most recent determination letter issued by the IRS with respect to each TCI Plan, annual reports on Form 5500 required to be filed with any Governmental Entity for each TCI Plan which is an employee pension benefit plan for the three most recent plan years and all actuarial reports for the last two plan years of each TCI Plan, other than an "individual account plan," have heretofore been delivered by TCI to Liberty.

                 (i) Except as set forth in Schedule 5.12(i), neither TCI nor any TCI ERISA Affiliate is a party to or bound by the terms of any collective bargaining agreement. TCI and each TCI ERISA Affiliate is in compliance in all material respects with all applicable laws respecting the employment and employment practices, terms and conditions of employment and wage and hours of its employees and is not engaged in any unfair labor practice. To the knowledge of TCI, all of the employees of TCI and the TCI ERISA Affiliates who work in the

United States are lawfully authorized to work in the United States according to federal immigration laws. There is no labor strike or labor disturbance pending or, to the knowledge of TCI threatened against TCI or any TCI ERISA Affiliate, and during the past five years neither TCI nor any TCI ERISA Affiliate has experienced a work stoppage.

                 (j) Each TCI Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, Section 406 of ERISA and Section 4975 of the Code.

                 (k) Each TCI Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code.

                 (l) Except as set forth in Schedule 5.12(l), no TCI Plan provides benefits, including without limitation death or medical benefits, with respect to current or former employees of TCI or any TCI ERISA Affiliate beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law and (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA).

                 (m) Except as set forth in Schedule 5.12(m), there are no material pending, threatened or anticipated claims by or on behalf of any TCI Plan, by any employee or beneficiary covered under an such TCI Plan, or otherwise involving any such TCI Plan (other than routine claims for benefits).

         5.13 Fairness Opinion. On January 24, 1994, TCI received an oral opinion of CS First Boston to the effect that, as of such date, the consideration to be received by the holders of TCI Common Stock (other than Liberty and its affiliates) in the TCI Merger is fair, from a financial point of view, to such stockholders.

         5.14 Recommendation of TCI Board. The TCI Board at a meeting duly called and held on January 24, 1994, has, by resolutions adopted by at least 75% of the members of the entire TCI Board, (i) determined that the Merger Proposal is fair to, and in the best interests of, the stockholders of TCI (other than Liberty and its Subsidiaries), (ii) approved this Agreement and the transactions contemplated hereby and (iii) recommended that the stockholders of TCI approve and adopt the Merger Proposal.

         5.15 Vote Required. The only vote of stockholders of TCI required under the DGCL and TCI's Restated Certificate of Incorporation and By-laws in order to approve and adopt this Agreement and the terms contemplated hereby is the affirmative vote of the holders of a majority of the aggregate voting power of the issued and outstanding shares of TCI Class A Stock and TCI Class B Stock voting together as a single class.

                                   ARTICLE VI

                 Representations and Warranties of TCI/Liberty

         TCI/Liberty hereby represents and warrants to each of TCI and Liberty as follows:

         6.1 Organization. Each of TCI/Liberty, TCI Mergerco and Liberty Mergerco is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

         6.2 Authorization and Validity of Agreement. Each of TCI/Liberty, TCI Mergerco and Liberty Mergerco has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of TCI/Liberty, TCI Mergerco and Liberty Mergerco of this Agreement and the consummation by each of TCI/Liberty, TCI Mergerco and Liberty Mergerco of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its part. This Agreement has been duly executed and delivered by each of TCI/Liberty, TCI Mergerco and Liberty Mergerco and is a valid and binding obligation of each of TCI/Liberty, TCI Mergerco and Liberty Mergerco, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

         6.3 Newly Issued Shares. The shares of TCI/Liberty Common Stock and TCI/Liberty Preferred Stock to be issued and delivered by TCI/Liberty pursuant to Section 2.1 will be, when the Mergers have become effective and such shares are issued and delivered as provided in Section 2.1 and as described in the Registration Statement, duly authorized, validly issued, fully paid and nonassessable.

         6.4 Interim Operations of TCI/Liberty. Prior to the Effective Time, TCI/Liberty, TCI Mergerco and Liberty Mergerco will engage in no business activities, will have no subsidiaries (other than, in the case of TCI/Liberty, TCI Mergerco and Liberty Mergerco) and will conduct their respective operations only as contemplated hereby.


                                  ARTICLE VII

                         Transactions Prior to Closing

         7.1 Access to Information Concerning Properties and Records. Upon reasonable notice, each of TCI and Liberty shall (and shall cause each of its Subsidiaries, and use its reasonable efforts to cause its other affiliates, to) afford to the officers, employees, counsel, accountants and other authorized representatives of the other full access during normal business hours to all its properties, personnel, books and records and furnish promptly to such persons such information concerning its business, properties, personnel and affairs as such persons shall from time to time reasonably request.

         7.2 Confidentiality. Each party shall, and shall use its reasonable efforts to cause its officers, employees and authorized representatives to, (i) hold in confidence all confidential information obtained by it or them from any other party or any of such other party's officers, employees or authorized representatives pursuant to this Agreement (unless such information is or becomes publicly available or readily ascertainable from public or published information or trade sources through no wrongful act of such first party) and (ii) use all such data and information solely for the purpose of consummating the transactions contemplated hereby, except, in either case, as may be otherwise required by law or legal process or as may be necessary or appropriate in connection with the enforcement of, or any litigation concerning, this Agreement. In the event this Agreement is terminated, each party shall promptly return, if so requested by any other party, all nonpublic documents obtained from such other party in connection with the transactions contemplated hereby and any copies thereof which may have been made by such first party and shall use its reasonable efforts to cause its officers, employees and authorized representatives to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made. The foregoing provisions shall not apply (A) to TCI with respect to any information or reports relating to Liberty which are not obtained by TCI, its officers, employees or authorized representatives through TCI's due diligence investigation conducted by TCI's officers, employees and authorized representatives exclusively in connection with the transactions contemplated hereby or (B) to Liberty with respect to any information or reports relating to TCI which are not obtained by Liberty, its officers, employees or authorized representatives through Liberty's due diligence investigation conducted by Liberty's officers, employees and authorized representatives exclusively in connection with the transactions contemplated hereby.

         7.3 Public Announcements. Neither TCI nor Liberty shall, nor shall either TCI or Liberty permit any of its Subsidiaries to (and each such party shall use its reasonable efforts to cause its affiliates, directors, officers, employees, agents and representatives not to), issue any press release, make any public announcement or furnish any written statement to its employees or stockholders generally concerning the transactions contemplated by this Agreement without the consent of the other party (which consent shall not be unreasonably withheld), except to the extent required by applicable law or the applicable requirements of the National Association of Securities Dealers, Inc. with respect to issuers whose securities are quoted on NASDAQ NMS (and in either such case such party shall, to the extent consistent with timely compliance with such requirement, consult with the other party prior to making the required release, announcement or statement).

         7.4 Conduct of Business by Liberty and TCI Pending the Effective Time. Each of Liberty and TCI shall, and, with respect to paragraphs (b) through (g) below, shall cause each of its Subsidiaries to, except as permitted, required or specifically contemplated by this Agreement or consented to or approved in writing by the other party (which consent or approval shall not be unreasonably withheld) and except as set forth in Schedule 7.4, during the period commencing on the date hereof and ending at the Effective Time:

                 (a) not (i) make any change or amendments in its charter or by-laws; (ii) issue, grant, sell or deliver any shares of its capital stock or other securities, or any securities convertible into, or options, warrants or rights of any kind to subscribe to or acquire, any shares of its capital stock or other securities, other than (x) in the case of Liberty, issuances of Liberty Class A Stock (A) upon exercise of Liberty Stock Options outstanding on the date of and disclosed pursuant to this Agreement in accordance with their existing terms and (B) on conversion of shares of Liberty Class B Stock at the option of the holders thereof in accordance with the existing terms of Liberty's Restated Certificate of Incorporation and (y) in the case of TCI, issuances of TCI Class A Stock (A) upon exercise of TCI Stock Options outstanding on the date of and disclosed pursuant to this Agreement in accordance with their existing terms and (B) on conversion of shares of TCI Class B Stock and TCI Preferred Stock at the option of the holders thereof in accordance with the existing terms of TCI's Restated Certificate of Incorporation; (iii) split, combine or reclassify the outstanding shares of its capital stock or issue any capital stock or other securities in exchange for any such shares; (iv) redeem, purchase, or otherwise acquire, directly or indirectly, (x) in the case of Liberty, any shares of capital stock or any other securities of Liberty, other than as required by existing agreements with minority investors in any of Liberty's Subsidiaries and (y) in the case of TCI, any shares of capital stock or any other securities of TCI, other than as required by existing agreements with minority investors in any of TCI's Subsidiaries; (v) amend or modify any outstanding options, warrants or rights to acquire, or securities convertible into, shares of its capital stock or other securities, amend or modify any outstanding stock appreciation rights or restricted stock awards or grant, adopt or authorize any stock or equity appreciation rights, restricted stock or equity, stock or equity purchase, stock or equity bonus or similar plan, arrangement or agreement; (vi) make any other changes in its capital structure; (vii) declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, property or securities) with respect to its capital stock or other securities, except for
(x) in the case of Liberty, regular annual dividends on the Liberty Class E Preferred (which may be paid in cash or, at the option of Liberty, shares of Liberty Class A Stock) as provided by the existing terms of such Liberty Class E Preferred and (y) in the case of TCI, regular quarterly cash dividends on the TCI Preferred Stock as provided by the existing terms of the TCI Preferred Stock; (viii) sell or pledge any stock, equity or partnership interest owned by it, except for dispositions permitted by this Section 7.4; or (ix) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing;

                 (b) not (i) establish, amend or modify any employee benefit plan of any kind referred to in Section 4.12(a) or 5.12(a), as the case may be, except in the ordinary course of business consistent with past practice or to the extent required by any applicable law or the existing terms of such employee benefit plan or the provisions of this Agreement; (ii) other than as contemplated or otherwise permitted by this Agreement and other than in connection with normal cash management practices conducted in the ordinary and usual course of their business and consistent with past practice, make any advance or loan to or engage in any transaction with any director, officer, partner or affiliate not required by the terms of an existing Contract; or (iii) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing;

                 (c) not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, except for (i) in the case of TCI and its Subsidiaries, any single acquisition or related series of acquisitions in which the aggregate purchase price is less than $500,000,000, and (ii) in the case of Liberty and its Subsidiaries, any single acquisition or related series of acquisitions in which the aggregate purchase price is less than $250,000,000;

                 (d) not sell, lease or encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, except for (i) in the case of TCI and its Subsidiaries, any single disposition or related series of dispositions in which the aggregate fair market value of the assets disposed of does not exceed $500,000,000, and (ii) in the case of Liberty and its Subsidiaries, any single disposition or related series of dispositions in which the aggregate fair market value of the assets disposed of does not exceed $250,000,000;

                 (e) not incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others other than (i) in the ordinary course of business consistent with past practice and (ii) as may be necessary in connection with acquisitions permitted by this Section 7.4; provided, however, that the foregoing shall not prohibit (x) any renewal, extension, amendment or refinancing of existing indebtedness (provided there is no increase in the interest rate or the principal amount of such indebtedness) and (y) the incurrence of any new indebtedness, or the amendment or refinancing of any existing indebtedness (whether or not permitted by the preceding clause (x)), if such indebtedness would be prepayable in full at the Effective Time without material restrictions (other than customary prepayment penalties and premiums that, in the case of any refinancing, are no greater that those contained in the indebtedness being refinanced));

                 (f) conduct its business only in, and not take any action except in, the ordinary and usual course of its business and consistent with past practices, and use reasonable efforts, in the ordinary and usual course of business and consistent with past practices, to preserve intact its business organization, to preserve its Licenses in full force and effect, to keep available the services of its present officers and key employees, and to preserve the good will of those having business relationships with it; provided, however, that the provisions of this subsection (f) shall not prohibit any action permitted to be taken pursuant to any other subsection of this Section 7.4, and shall not prohibit any Subsidiary of TCI or Liberty from taking any of the actions set forth in Section 7.4(a); and

                 (g) not take any action that would or is reasonably likely to result in any of the conditions set forth in Article VIII not being met as of the Closing Date.

         7.5 No Solicitation. Subject to the fiduciary duties of its directors under applicable law, each of Liberty and TCI will not, directly or indirectly, through any officer, director, employee, agent or representative or otherwise (i) solicit or initiate the submission of proposals or offers from any other person or entity relating to any Takeover Proposal (as defined below); (ii) cooperate with, or furnish or cause to be furnished any non-public information concerning its business, properties or assets or the business, properties or assets of any of its Subsidiaries to, any other person or entity in connection with any Takeover Proposal; (iii) negotiate with any other person or entity with respect to any Takeover Proposal; or (iv) enter into any agreement or understanding with any other person or entity with the intent to effect any Takeover Proposal. Each of Liberty and TCI will immediately give written notice to the other of the details of any Takeover Proposal of which it is currently or becomes aware. Notwithstanding the foregoing, nothing contained in this Section 7.5 shall prohibit Liberty or TCI or their respective Boards of Directors, to the extent required by their fiduciary duties under applicable law, from (i) providing information to, or participating in discussions or negotiations with, any person or entity that makes an unsolicited inquiry with respect to such party if the Board of Directors of such party reasonably believes such person or entity may propose a Takeover Proposal on terms that are superior, from a financial point of view, to the terms of the Mergers for the stockholders of such party (a "Superior Takeover Proposal") or (ii) entering into an agreement with respect to a Superior Takeover Proposal after receipt by the other party of written notice of (A) the material terms of such Superior Takeover Proposal and (B) the identity of the person making such proposal. As used in this Section, "Takeover Proposal" means, with respect to Liberty or TCI, any proposal, other than as contemplated by this Agreement, for a merger, consolidation, reorganization, other business combination or recapitalization involving such party, for the acquisition of a 25% or greater interest in the equity or in any class or series of capital stock of such party, for the acquisition of the right to cast 25% or more of the votes on any matter with respect to such party or for the acquisition of assets of such party or its Subsidiaries (or both) constituting 40% or more of the consolidated assets of such party or which generate 40% or more of the consolidated revenues of such party or the effect of which may be to prohibit, restrict or delay the consummation of the transactions contemplated by this Agreement. Nothing contained herein shall be construed to prohibit either Liberty or TCI or the Liberty Board or the TCI Board, respectively, from making any disclosure to its stockholders which, in the judgment of such board as advised by its counsel, may be required by applicable law in connection with any such proposal or offer. This Section 7.5 shall not apply to the Takeover Proposal of Bell Atlantic Corporation ("Bell Atlantic") set forth in that certain letter of intent dated October 12, 1993, as the same may be modified or amended with the consent of Liberty and TCI (such consent to be deemed granted if (x) Liberty and TCI execute an amendment to such letter of intent, (y) Liberty and TCI execute a definitive merger agreement with Bell Atlantic with respect to a Takeover Proposal or (z) neither Liberty nor TCI has issued a press release to the effect that negotiations with Bell Atlantic concerning its Takeover Proposal have been terminated).

         7.6 Expenses. Whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, except that the costs and expenses incurred in connection with mailing and/or printing of the Joint Proxy Statement, the Joint Proxy Statement/Prospectus and the Registration Statement (and any amendment of or supplement thereto) shall be borne 80% by TCI and 20% by Liberty. Notwithstanding the foregoing, but subject to Sections 10.12 and 10.13, if this Agreement is terminated by TCI or Liberty (the "non-breaching party") as a result of a material willful breach by the other party (the "breaching party") of its covenants or agreements contained herein or the representations and warranties made by it herein, the breaching party shall reimburse the non-breaching party for all out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement. Such payment shall be made against receipt of documentation in reasonable detail supporting the amount of such costs and expenses. Any payment required to be made by the breaching party hereunder shall be made within five business days of the termination of this Agreement by delivery to the non-breaching party of a certified or bank cashier's check payable in next-day funds.

         7.7 Notification of Certain Matters. Between the date hereof and the Effective Time, each party will give prompt notice in writing to the other parties of: (i) any information that indicates that any of its representations or warranties contained herein was not true and correct as of the date hereof or will not be true and correct at and as of the Effective Time with the same force and effect as if made at and as of the Effective Time (except for changes permitted or contemplated by this Agreement), (ii) the occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure of any condition specified in Article VIII hereof to be satisfied, (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or that such transactions otherwise may violate the rights of or confer remedies upon such third party and (iv) any notice of, or other communication relating to, any litigation referred to in Section 7.8 or any order or judgment entered or rendered therein.

         7.8 Defense of Litigation. Each of TCI and Liberty agrees to vigorously defend against all actions, suits or proceedings in which such party is named as a defendant which seek to enjoin, restrain or prohibit the transactions contemplated hereby or seek damages with respect to such transactions. Neither TCI nor Liberty shall settle any such action, suit or proceeding or fail to perfect on a timely basis any right to appeal any judgment rendered or order entered against such party therein without the consent of the other party (which consent shall not be withheld unreasonably). Each of TCI and Liberty further agrees to use its reasonable efforts to cause each of its affiliates, directors and officers to vigorously defend any action, suit or proceeding in which such affiliate, director or officer is named as a defendant and which seeks any such relief to comply with this Section to the same extent as if such person were a party hereto.

                                  ARTICLE VIII

                              Conditions Precedent

         8.1 Conditions Precedent to the Obligations of TCI and Liberty. The respective obligations of TCI and Liberty to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

                 (a) Approval of Stockholders. The Merger Proposal shall have been approved and adopted by the requisite vote (i) of the stockholders of TCI under the DGCL and TCI's Restated Certificate of Incorporation and By-laws and (ii) of the stockholders of Liberty under the DGCL and Liberty's Restated Certificate of Incorporation and By-laws.

                 (b) HSR Act. All applicable waiting periods under the HSR Act shall have expired or been terminated without receipt of any objections or commencement of litigation or threat thereof by the appropriate governmental enforcement agency to restrain the transactions contemplated hereby.

                 (c) Registration. The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation seeking a stop order or to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing or shall have been threatened and be unresolved. TCI/Liberty shall have received all state securities law or blue sky permits and authorizations necessary to carry out the transactions contemplated hereby, such permits and authorizations shall be in full force and effect and no action, suit, proceeding or investigation seeking to revoke or suspend the effectiveness of any such permit or authorization shall have been initiated and be continuing or shall have been threatened and be unresolved.

                 (d) Absence of Injunctions. No permanent or preliminary Injunction or restraining order or other order by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing consummation of the transactions contemplated hereby as provided herein shall be in effect.

                 (e) No Adverse Enactments. There shall not have been any action taken, or any statute, rule, regulation, order, judgment or decree enacted, promulgated, entered, issued or enforced by any foreign or United States federal, state or local Governmental Entity, and there shall be no action, suit or proceeding pending which (i) makes the transactions contemplated by this Agreement illegal or imposes or may impose material damages or penalties in connection therewith, (ii) requires divestiture of a material portion of the business of TCI and its Subsidiaries, taken as a whole, or Liberty and its Subsidiaries, taken as a whole, (iii) would, as of or after the Effective Time and assuming consummation of the Mergers, impose material limitations on the ability of TCI/Liberty effectively to exercise full rights of ownership of shares of capital stock of either Surviving Corporation (including the right to vote such shares on all matters properly presented to the stockholders of such Surviving Corporation) or (iv) would so materially adversely impact the economic or business benefits of the consummation of either or both Mergers as to render such consummation inadvisable.

                 (f) Receipt of Licenses, Permits and Consents. Other than the filing of the TCI Certificate of Merger and the Liberty Certificate of Merger with the Delaware Secretary of State and filings due after the Effective Time, all Local Approvals, all FCC Approvals and all other Government Consents as are required in connection with the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect, all Governmental Filings as are required in connection with the consummation of such transactions shall have been made, and all waiting periods, if any, applicable to the consummation of such transactions imposed by any Governmental Entity shall have expired, other than those which, if not obtained, in force or effect, made or expired (as the case may be) would not, either individually or in the aggregate, have a material adverse effect on (i) the transactions contemplated hereby or (ii) the business, assets, results of operations, financial condition or prospects of TCI and its Subsidiaries, taken as a whole, Liberty and its Subsidiaries, taken as a whole, or, as of or after the Effective Time and assuming consummation of the Mergers, TCI/Liberty and its Subsidiaries, taken as a whole. For purposes hereof, the failure to obtain Local Approvals relating to Franchises for the operation of CATV Systems serving, in the aggregate, (x) in the case of Liberty, 150,000 or fewer of the subscribers to the basic cable television services offered by Liberty or its Subsidiaries, or (y), in the case of TCI, 400,000 or fewer of the subscribers to the basic cable television services offered by TCI or its Subsidiaries shall be deemed not to have any such material adverse effect.

                 (g) Tax Opinion. Each of TCI and Liberty shall have received, prior to the effective date of the Registration Statement, the opinion of Baker & Botts, L.L.P., in form and substance reasonably satisfactory to each of TCI and Liberty, to the effect that the Mergers will be completely tax free for Federal income tax purposes to each party to this Agreement and to the respective stockholders of TCI and Liberty (other than in respect of any cash paid in lieu of fractional shares or for Dissenting Shares), which opinion shall not have been withdrawn prior to the Effective Time.

                 (h) NMS Listing. The shares of TCI/Liberty Common Stock issuable to stockholders of TCI and Liberty in accordance with Article II shall have been authorized for listing on the Nasdaq NMS upon official notice of issuance.

         8.2 Conditions Precedent to the Obligations of TCI. The obligation of TCI to consummate the transactions contemplated by this Agreement is also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by TCI:

                 (a) Accuracy of Representations and Warranties. All representations and warranties of Liberty contained in this Agreement shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a specified earlier date) on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

                 (b) Performance of Agreements. Liberty shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

                 (c) Officer's Certificates. TCI shall have received such certificates of Liberty, dated the Closing Date, signed by executive officers of Liberty to evidence satisfaction of the conditions set forth in Sections 8.1(a), 8.1(d), 8.1(e), 8.1(f) and 8.2(g) (insofar as each relates to Liberty) and in Sections 8.2(a) and 8.2(b) as may be reasonably requested by TCI.

                 (d) Opinion of Counsel. TCI shall have received a favorable opinion from Liberty's General Counsel, John M. Draper, Esq., dated the Closing Date, substantially to the effect set forth in Annex 1. In rendering such opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by officers of Liberty and by government officials, and upon such other documents and data as such counsel deems appropriate as a basis for the opinion. Such counsel may specify the jurisdiction or jurisdictions in which he is admitted to practice, that he is not admitted to practice in any other jurisdiction or expert in the law of any other jurisdiction and that, to the extent the foregoing opinion concerns the laws of any other jurisdiction or pertains to matters beyond the scope of such counsel's expertise, such counsel may rely upon the opinion of counsel admitted to practice in such other jurisdiction. Any opinion relied upon by such counsel shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that reliance thereon is justified.

                 (e) Fairness Opinion. TCI shall have received a written opinion of CS First Boston, dated within five days of the date of the Joint Proxy Statement/Prospectus, to the effect that, as of the date of such opinion, the consideration to be received by the holders of TCI Common Stock (other than Liberty and its affiliates) in the TCI Merger is fair to such stockholders, from a financial point of view. Such opinion shall have been included in the Joint Proxy Statement/Prospectus mailed to TCI stockholders in connection with the TCI Stockholders Meeting, and shall not have been withdrawn prior to the Effective Time.

                 (f) Proceedings Satisfactory. All actions, proceedings, instruments and documents required to carry out the transactions contemplated hereby or incidental hereto and all other related legal matters shall have been reasonably satisfactory to and approved by counsel for TCI, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as such counsel shall have reasonably requested.

                 (g) Contract Consents and Notices. All Contract Consents and Contract Notices which are referred to in Section 4.5 or 5.5 or otherwise required in connection with the consummation of the transactions contemplated hereby and which, if not obtained or given, would have, individually or in the aggregate, in the reasonable judgment of TCI, a material adverse effect on (i) the transactions contemplated hereby or (ii) the business, assets, results of operations, financial condition or prospects of TCI and its Subsidiaries, taken as a whole, Liberty and its Subsidiaries, taken as a whole, or, as of or after the Effective Time and assuming consummation of the Mergers, TCI/Liberty and its Subsidiaries, taken as a whole, shall have been obtained and given.

                 (h) No Material Adverse Change. Since the date hereof nothing shall have occurred, which, individually or in the aggregate, has had or, in the reasonable judgment of TCI, is reasonably likely to have, a material adverse effect on the business, assets, results of operations, financial condition or prospects of Liberty and its Subsidiaries, taken as a whole or, as of or after the Effective Time and assuming consummation of the Mergers, TCI/Liberty and its Subsidiaries, taken as a whole (including any potential change or event disclosed on any Schedule which, subsequent to the date hereof, actually occurs), excluding, in all cases, events or conditions generally affecting the cable television or cable programming industry or affecting general business or economic conditions.

         8.3 Conditions Precedent to the Obligations of Liberty. The obligation of Liberty to consummate the transactions contemplated by this Agreement is also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Liberty:

                 (a) Accuracy of Representations and Warranties. All representations and warranties of TCI contained herein shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a specified earlier date) on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

                 (b) Performance of Agreements. TCI shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

                 (c) Officer's Certificates. Liberty shall have received such certificates of TCI, dated the Closing Date, signed by executive officers of TCI to evidence satisfaction of the conditions set forth in Sections 8.1(a), 8.1(d), 8.1(e), 8.1(f) and 8.3(g) (insofar as each relates to TCI) and in Sections 8.3(a) and 8.3(b) as may be reasonably requested by Liberty.

                 (d) Opinion of Counsel. Liberty shall have received a favorable opinion from

Sherman & Howard L.L.C, dated the Closing Date, substantially to the effect set forth in Annex 2. In rendering such opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by officers of TCI and by government officials, and upon such other documents and data as such counsel deems appropriate as a basis for the opinion. Such counsel may specify the jurisdiction or jurisdictions in which the members thereof are admitted to practice, that they are not admitted to practice in any other jurisdiction or experts in the law of any other jurisdiction and that, to the extent the foregoing opinion concerns the laws of any other jurisdiction or pertains to matters beyond the scope of such counsel's engagement, such counsel may rely upon the opinion of counsel admitted to practice in such other jurisdiction. Any opinion relied upon by such counsel shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that reliance thereon is justified.

                 (e) Fairness Opinion. Liberty shall have received a written opinion of Merrill Lynch, dated within five days of the date of the Joint Proxy Statement/Prospectus, to the effect that, as of the date of such opinion, the exchange ratios in the Liberty Merger and the TCI Merger, taken together, are fair to the holders of shares of Liberty Common Stock (other than TCI and its affiliates) from a financial point of view. Such opinion shall have been included in the Joint Proxy Statement/Prospectus mailed to Liberty stockholders in connection with the Liberty Stockholders Meeting, and shall not have been withdrawn prior to the Effective Time.

                 (f) Proceedings Satisfactory. All actions, proceedings, instruments and documents required to carry out the transactions contemplated hereby or incidental hereto and all other related legal matters shall have been reasonably satisfactory to and approved by counsel for Liberty, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

                 (g) Contract Consents and Notices. All Contract Consents and Contract Notices which are referred to in Section 4.5 or 5.5 or otherwise required in connection with the consummation of the transactions contemplated hereby and which, if not obtained or given, would have, individually or in the aggregate, in the reasonable judgment of Liberty, a material adverse effect on
(i) the transactions contemplated hereby or (ii) the business, assets, results of operations, financial condition or prospects of TCI and its Subsidiaries, taken as a whole, Liberty and its Subsidiaries, taken as a whole, or, as of or after the Effective Time and assuming consummation of the Mergers, TCI/Liberty and its Subsidiaries, taken as a whole, shall have been obtained and given.

                 (h) No Material Adverse Change. Since the date hereof nothing shall have occurred which, individually or in the aggregate, has had or, in the reasonable judgment of Liberty, is reasonably likely to have, a material adverse effect on the business, assets, results of operations, financial condition or prospects of TCI and its Subsidiaries, taken as a whole, or as of or after the Effective Time and assuming consummation of the Mergers, TCI/Liberty and its Subsidiaries, taken as a whole (including any potential change or event disclosed on any Schedule which, subsequent to the date hereof, actually occurs), excluding, in all cases, events or conditions generally affecting the cable television or cable programming industry or affecting general business or economic conditions.


                                   ARTICLE IX

                                  Termination

         9.1 Termination and Abandonment. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Mergers by the stockholders of TCI or Liberty: (i) by mutual consent of TCI and Liberty; or (ii) by either TCI or Liberty: (A) if the Mergers shall not have been consummated before September 30, 1994, provided that the right to terminate this Agreement pursuant to this clause (ii)(A) shall not be available to any party whose failure to perform any of its obligations under this Agreement required to be performed by it at or prior to the Effective Time has resulted in the failure of the Mergers to be consummated before such date, (B) if there has been a material breach by the other party of any of its representations, warranties, covenants or agreements contained in this Agreement and such breach shall not have been cured within five business days after written notice thereof shall have been received by the party alleged to be in breach, (C) if any court of competent jurisdiction or other competent governmental authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting either Merger and such order, decree, ruling or other action shall have become final and nonappealable or (D) if the approval of the Merger Proposal by the stockholders of TCI or Liberty shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a duly held meeting of stockholders or at any adjournment thereof and if the terminating party has complied with its obligations under Section 3.1 or 3.2 (as the case may be);
(iii) by TCI: (A) if the Liberty Board shall have withdrawn or modified in any manner adverse to TCI its recommendation to the Liberty stockholders referred to in Section 4.14 or (B) if the TCI Board (x) withdraws or modifies in a manner adverse to Liberty its recommendation referred to in Section 5.14 if at such time there exists a Superior Takeover Proposal with respect to TCI or (y) recommends to TCI's stockholders approval or acceptance of such Superior Takeover Proposal, in each case only if the TCI Board, after consultation and based upon the advice of outside counsel (who may be such party's regularly engaged outside counsel) determines in good faith that such action is necessary for the TCI Board to comply with its fiduciary duties to TCI stockholders under applicable law; or (iv) by Liberty: (A) if the TCI Board shall have withdrawn or modified in any manner adverse to Liberty its recommendation to the TCI Stockholders referred to in Section 5.14 or (B) if the Liberty Board (x) withdraws or modifies in a manner adverse to TCI its recommendation referred to in Section 4.14 if at such time there exists a Superior Takeover Proposal with respect to Liberty or (y) recommends to Liberty's stockholders approval or acceptance of such Superior Takeover Proposal, in each case only if the Liberty Board, after consultation and based upon the advice of outside counsel (who may be such party's regularly engaged outside counsel) determines in good faith that such action is necessary for the Liberty Board to comply with its fiduciary duties to Liberty stockholders under applicable law.

         9.2 Effect of Termination. In the event of any termination of this Agreement by TCI or Liberty pursuant to Section 9.1, this Agreement forthwith shall become void, and there shall be no liability or obligation on the part of any party hereto except (i) as provided in Sections 4.10, 5.10, 7.2 and 7.6, which shall survive such termination and (ii) subject to Sections
10.12 and 10.13, to the extent such termination results from the willful breach by TCI or Liberty of any of its representations, warranties, covenants or agreements contained in this Agreement.


                                   ARTICLE X

                                 Miscellaneous

         10.1    Nonsurvival of Representations, Warranties and Agreements.
The respective representations and warranties of the parties contained herein or in any certificate or other instrument delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto. None of the representations, warranties, covenants or agreements contained in this Agreement or in any certificate or other instrument delivered pursuant to this Agreement shall survive the Effective Time, except for (i) the agreements contained in Article II, Sections 4.10,
5.10 and 7.6 and in this Article X, and (ii) the agreements of the "affiliates" of TCI and Liberty delivered pursuant to Section 3.6.

         10.2    Indemnification.

                 (a) Post-Merger Indemnification of TCI and Liberty Directors and Officers. After the Effective Time, TCI/Liberty shall indemnify and hold harmless each person who was, at any time prior to the Effective Time, a director, officer, employee or agent of TCI or Liberty (individually an "Indemnified Party" and, collectively, the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses (including fees and expenses of counsel properly retained by an Indemnified Party under this Section 10.2) (promptly as statements therefor are received), liabilities or judgments or amounts that are paid in settlement with the approval of TCI/Liberty (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person was at any time prior to the Effective Time a director, officer, employee or agent of TCI or Liberty, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby (and TCI/Liberty shall pay expenses in advance of the final disposition of any such action, suit, proceeding or investigation to each

Indemnified Party (including fees and expenses of counsel properly retained by an Indemnified Party under this Section 10.2), promptly as statements therefor are received, to the full extent permitted by law upon receipt of the undertaking contemplated by Section 145(e) of the DGCL), in each case to the full extent that (x) a corporation is permitted under Delaware law to indemnify or advance expenses to its own directors, officers, employees or agents, as the case may be, (y) such Indemnified Party would have been entitled to be indemnified (A) by TCI, if such Indemnified Party was a director, officer, employee or agent of TCI, with respect to the Indemnified Liabilities in question under TCI's Restated Certificate of Incorporation and By-Laws as in effect on January 1, 1994 and under any indemnification agreement with TCI in a form disclosed to TCI/Liberty prior to the date hereof and (B) by Liberty, if such Indemnified Party was a director, officer, employee or agent of Liberty, with respect to the Indemnified Liabilities in question under Liberty's Restated Certificate of Incorporation and By-laws as in effect on January 1, 1994 and under any indemnification agreement with Liberty in a form disclosed to TCI/Liberty prior to the date hereof and (z) such indemnification otherwise is permitted by applicable law. In the event any such claim, action, suit, proceeding or investigation is asserted or commenced against any Indemnified Party (whether before or after the Effective Time), TCI/Liberty will be entitled to participate and, to the extent that it may wish, to assume the defense thereof, except that if TCI/Liberty also is a subject of such claim, action, suit, proceeding or investigation and there is, under applicable standards of professional conduct, a conflict on any significant issue between the position of TCI/Liberty and the position of such Indemnified Party, or if TCI/Liberty shall fail to assume responsibility for such defense, such Indemnified Party may, subject to Section 10.2(b), retain counsel who will represent such Indemnified Party, and TCI/Liberty shall pay all reasonable fees and expenses of such counsel promptly as statements therefor are received; provided that such Indemnified Party shall vigorously defend (or, if the defense is assumed by TCI/Liberty, use his best efforts to assist in the vigorous defense of) any such matter; provided, further, that TCI/Liberty shall not be liable for any settlement effected without its written consent, which consent, however, shall not be unreasonably withheld; and provided, further, that TCI/Liberty shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal, that such Indemnified Party is not entitled to indemnification hereunder.

                 (b) Procedures. Any Indemnified Party wishing to claim indemnification or advancement of expenses under Section 10.2(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify TCI/Liberty (provided that the failure so to notify TCI/Liberty shall not relieve TCI/Liberty from any liability which it may have under this Section 10.2, except to the extent such failure materially prejudices TCI/Liberty) and shall deliver to TCI/Liberty an undertaking to repay any amounts advanced pursuant thereto when and if a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal, that such Indemnified Party is not entitled to indemnification hereunder. In no event may the Indemnified Parties retain more than one lead law firm and one local counsel to represent them with respect to any such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the position of any two or more Indemnified Parties in which case the Indemnified Parties may (unless the defense of such matter has been assumed by TCI/Liberty as provided herein) retain, at the expense of TCI/Liberty, such number of additional counsel as are necessary to eliminate all conflicts of the type referred to above.

                 (c) Survival. This Section 10.2 shall survive the consummation of the Mergers. The provisions of this Section are intended to be for the benefit of and shall be enforceable by each of the Indemnified Parties and his heirs and legal representatives.

         10.3 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telegram or confirmed telex or telecopier, as follows:

         (a)     if to TCI or TCI/Liberty, to:

                 Tele-Communications, Inc.
                 5619 DTC Parkway
                 Englewood, Colorado 80111
                 Attn: General Counsel

         (b)     if to Liberty, to:

                 Liberty Media Corporation
                 8101 East Prentice Avenue, Suite 500
                 Englewood, Colorado  80111
                 Attn:  General Counsel

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof, except that any notice of a change of address shall be effective only upon actual receipt thereof.

         10.4 Entire Agreement. This Agreement (including the Exhibits, Annexes, Schedules and other documents referred to herein) constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter hereof.

         10.5 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any party (whether by operation of law (other than pursuant to the Mergers) or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person

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other than the parties or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, other than rights conferred upon Indemnified Parties under Section 10.2 and upon stockholders, directors, officers, affiliates, agents and representatives of the parties under Section 10.13.

         10.6 Amendment. This Agreement may be amended by the parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of any matters presented in connection with the Mergers by the stockholders of TCI or Liberty, but, after any such approval by the stockholders of TCI and Liberty, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         10.7 Extension; Waiver. At any time prior to the Effective Time, TCI or Liberty, by action taken or authorized by such party's Board of Directors, may, to the extent legally allowed, (i) extend the time specified herein for the performance of any of the obligations of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance by the other party with any of the agreements or covenants of such other party contained herein or (iv) waive any condition to such waiving party's obligation to consummate the transactions contemplated hereby or to any of such waiving party's other obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Any such extension or waiver by any party shall be binding on such party but not on the other party entitled to the benefits of the provision of this Agreement affected unless such other party also has agreed to such extension or waiver. No such waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to strictly comply with the provisions of this Agreement. The failure of any party to insist on strict compliance with this Agreement or to assert any of its rights or remedies hereunder or with respect hereto shall not constitute a waiver of such rights or remedies. Whenever this Agreement requires or permits consent or approval by any party, such consent or approval shall be effective if given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.7.

         10.8 Interpretation. When a reference is made in this Agreement to Sections, Articles, Exhibits, Annexes or Schedules, such reference shall be to a Section, Article, Exhibit, Annex or Schedule (as the case may be) of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a "party" or "parties", such reference shall be to a party or parties to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The use of any gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to be or include the plural (and vice versa), wherever appropriate. The use of the words "hereof", "herein", "hereunder" and words of similar import shall refer to this entire Agreement, and not to any particular article, section, subsection, clause, paragraph or other subdivision of this Agreement, unless the context clearly indicates otherwise.

         10.9 Knowledge as to Equity Affiliates. Whenever any representation and warranty is made herein (i) "to the knowledge of Liberty," or words of similar intent or effect, with respect to any Liberty Equity Affiliates, such representation and warranty shall be deemed to be made to the knowledge of the senior management (vice presidents and higher officers) of Liberty, without investigation and (ii) "to the knowledge of TCI," or words of similar intent or effect, with respect to any TCI Equity Affiliates, such representation and warranty shall be deemed to be made to the knowledge of the senior management (senior vice presidents and higher officers) of TCI, without investigation.

         10.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

         10.11 Applicable Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

         10.12 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent governmental authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other parties shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach thereof or of any other provision of this Agreement or part hereof as a result of such holding or order.

         10.13 Limited Liability. Notwithstanding any other provision of this Agreement, no stockholder, director, officer, affiliate, agent or representative of any party (other than TCI and Liberty as stockholders of TCI/Liberty and TCI/Liberty as the sole stockholder of each of TCI Mergerco and Liberty Mergerco) shall have any liability in respect of or relating to the covenants, obligations, representations or warranties of such party hereunder or in respect of any certificate delivered with respect thereto and, to the fullest extent legally permissible, each party, for itself and its stockholders, directors, officers and affiliates, waives and agrees not to seek to assert or enforce any such liability which any such person otherwise might have pursuant to applicable law.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.

                                             TELE-COMMUNICATIONS, INC.
Attest:

                                             By:  /s/ Stephen M. Brett
                                                  ______________________________
/s/ Mary S. Willis                                Its: Senior Vice President
_______________________________
Mary S. Willis


                                             LIBERTY MEDIA CORPORATION
Attest:

                                             By:  /s/ Peter R. Barton
                                                  ______________________________
/s/ Robert R. Bennett                             Its: President
_______________________________
Robert R. Bennett


                                             TCI/LIBERTY HOLDING COMPANY
Attest:

                                             By:  /s/ Stephen M. Brett
                                                  ______________________________
/s/ Mary S. Willis                                Its: Vice President
_______________________________
Mary S. Willis


                                             TCI MERGERCO, INC.
Attest:

                                             By:  /s/ Stephen M. Brett
                                                  ______________________________
/s/ Mary S. Willis                                Its: Vice President
_______________________________
Mary S. Willis


                                             LIBERTY MERGERCO, INC.
Attest:

                                             By:  /s/ Peter R. Barton
                                                  ______________________________
/s/ Robert R. Bennett                             Its: President
_______________________________
Robert R. Bennett

                              DISCLOSURE SCHEDULE

                                       TO

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                           TELE-COMMUNICATIONS, INC.,
                           LIBERTY MEDIA CORPORATION
                       TCI/LIBERTY HOLDING COMPANY, INC.,
                               TCI MERGERCO, INC.
                                      AND
                             LIBERTY MERGERCO, INC.



                                     INDEX
                                     -----

Section 5.3       Capitalization of TCI   . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2

Section 5.4       TCI Reports and Financial Statements  . . . . . . . . . . . . . . . . . . . . .       48

Section 5.5       No Approvals or Notices Required; No Conflict with Instruments  . . . . . . . .       49

Section 5.6       Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . .       51

Section 5.8       Legal Proceedings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       52

Section 5.11      Tax Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       56

Section 5.12      Employee Benefit Plans; ERISA   . . . . . . . . . . . . . . . . . . . . . . . .       58

Section 7.4       Conduct of Business by Liberty and TCI Pending the Effective Time   . . . . . .       72

The Exhibits and Schedules to this agreement have been excluded as they contain information that is not necessary in order to understand the terms of the agreement.